UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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KINDRED HEALTHCARE, INC.

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KINDRED HEALTHCARE, INC.

March 29, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Kindred Healthcare, Inc. (“Kindred”), to be held at 10:00 a.m. (EDT) on Tuesday, May 18, 2004, at Kindred’s principal offices at 680 South Fourth Street, Louisville, Kentucky 40202-2412.

Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Please give all of the information contained in the Proxy Statement your careful attention.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. Please refer to the enclosed voting form for instructions. If you attend the meeting, you will, of course, have the right to vote in person.

On behalf of the Board of Directors and management, I would like to express our appreciation for your interest in Kindred.

Sincerely,

Edward L. Kuntz

Executive Chairman of the Board of Directors

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202-2412

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202-2412

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 18, 2004

To the Shareholders of Kindred Healthcare, Inc.:

The Annual Meeting of Shareholders of Kindred Healthcare, Inc. (“Kindred”) will be held at 10:00 a.m. (EDT) on Tuesday, May 18, 2004 at Kindred’s principal offices at 680 South Fourth Street, Louisville, Kentucky 40202-2412 for the following purposes:

(1)	To elect a board of eight directors;

(2)	To consider and approve the Kindred Healthcare, Inc. 2001 Stock Incentive Plan, Amended and Restated;

(3)	To consider and approve the Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors, Amended and Restated; and

(4)	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 25, 2004 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE IN ORDER TO AVOID ADDITIONAL SOLICITING EXPENSES TO KINDRED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND THE MEETING.

March 29, 2004

Edward L. Kuntz

Executive Chairman of the Board of Directors

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 18, 2004

GENERAL INFORMATION

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Kindred Healthcare, Inc. (“Kindred” or the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held at 10:00 a.m. (EDT) on May 18, 2004, at the Company’s principal offices at 680 South Fourth Street, Louisville, Kentucky 40202-2412, and at any adjournment or postponement thereof. Only shareholders of record on the books of the Company at the close of business on March 25, 2004 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement is dated March 29, 2004 and was first mailed to shareholders on or about March 30, 2004.

Proxies are solicited by the Board of Directors in order to provide each shareholder an opportunity to vote on all matters scheduled to come before the meeting, whether or not he or she attends the meeting in person. When the enclosed proxy card is returned properly signed, the shares represented by the proxy card will be voted by the proxy holders named on the proxy card in accordance with the shareholder’s directions. You are urged to specify your choice by marking the appropriate box on the proxy card. If the proxy card is signed and returned without specifying a choice, the shares will be voted as recommended by the Board of Directors.

The cost of preparing, assembling and mailing the notice of annual meeting, proxy statement and proxy card will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. Furthermore, the Company has retained Georgeson Shareholder Communications Inc. (“Georgeson”) to assist with the distribution of proxy materials and to solicit proxies from brokers, banks and institutional holders by telephone or mail. The Company does not anticipate the fees paid to Georgeson, exclusive of the reimbursement of costs, will exceed $10,000. Kindred will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of the Company’s common stock.

Revocability of Proxy

Executing and returning the enclosed proxy card will not affect your right to attend the Annual Meeting and vote in person. If you do attend, you may, if you wish, vote by ballot at the meeting, thereby effectively canceling any proxies previously given. In addition, a shareholder giving a proxy may revoke it at any time before it is voted at the meeting by filing with the Corporate Secretary of the Company any instrument revoking it, or by filing with the Company a duly executed proxy bearing a later date.

Voting Rights and Outstanding Shares

Each share of common stock, $0.25 par value (“Common Stock”), of the Company outstanding at the close of business on March 25, 2004 is entitled to one vote at the Annual Meeting. As of March 25, 2004, there were 18,183,712 shares of Common Stock outstanding.

The presence at the Annual Meeting in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of all business at the Annual Meeting. The vote of a plurality of the outstanding shares of Common Stock present in person or by proxy will be necessary to elect the director-nominees listed in this Proxy Statement. The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy will be necessary to approve (1) the proposal to approve the Kindred Healthcare, Inc. 2001 Stock Incentive Plan, Amended and Restated, (2) the proposal to approve the Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors,

Amended and Restated, and (3) any other matters that may come before the Annual Meeting for shareholder consideration. Abstentions and proxies relating to “street name” shares for which brokers have not received voting instruction from the beneficial owner (“Broker Non-Votes”) are counted in determining whether a quorum is present. In the election of directors, the nominees receiving the highest number of votes will be elected. Therefore, abstentions or Broker Non-Votes for a director-nominee will have no effect. With respect to any matters submitted to the shareholders for their consideration other than the election of directors, abstentions will be counted as part of the total number of votes cast on such proposals in determining whether the proposals have received the requisite number of favorable votes, whereas Broker Non-Votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any such proposal, whereas Broker Non-Votes will have no effect in determining whether any such proposal has been approved by the shareholders. Therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who also will determine whether or not a quorum is present.

BACKGROUND INFORMATION

On May 1, 1998, Ventas, Inc. (“Ventas”) completed the spin-off of its healthcare operations to its shareholders through the distribution of the Company’s former common stock (the “Spin-off”). In anticipation of the Spin-off, the Company was incorporated on March 27, 1998 as a Delaware corporation.

On September 13, 1999, the Company filed voluntary petitions for protection under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. On March 1, 2001, the bankruptcy court approved the Company’s Fourth Amended Joint Plan of Reorganization (the “Plan of Reorganization”) which became effective on April 20, 2001 (the “Effective Date”). From the date of the bankruptcy filing until it emerged from bankruptcy on April 20, 2001, the Company operated its businesses as a “debtor-in-possession” subject to the jurisdiction of the bankruptcy court.

1.    PROPOSAL TO ELECT DIRECTORS

The Board of Directors of the Company (the “Board” or the “Board of Directors”) currently consists of eight persons. The Board of Directors has nominated the eight persons listed below to be elected as directors at the Annual Meeting. Mr. James Bolin resigned from the Board effective March 5, 2004 and at that time, the Board of Directors adopted a resolution amending the Company’s bylaws to reduce the size of the Board from nine to eight members. Each director elected at the Annual Meeting will serve, subject to the provisions of the bylaws, until the next annual meeting of shareholders and until his successor is duly elected and qualified. The names and ages of the nominees proposed for election as directors, all of whom are presently directors of the Company, together with certain information concerning the nominees, are set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES LISTED BELOW.

Nominees For Director

EDWARD L. KUNTZ (58) has served as the Executive Chairman of the Board of Directors since January 1, 2004. He served as the Company’s Chairman of the Board and Chief Executive Officer from January 1999 to December 31, 2003. He served as President of the Company from November 1998 until January 2002. He also served as Chief Operating Officer and a director of the Company from November 1998 to

January 1999. Mr. Kuntz was Chairman and Chief Executive Officer of Living Centers of America, Inc., a leading provider of long-term healthcare, from 1992 to 1997. After leaving Living Centers of America, Inc., he served as an advisor and consultant to a number of healthcare services and investment companies and was affiliated with Austin Ventures, a venture capital firm. In addition, Mr. Kuntz served as Associate General Counsel and later as Executive Vice President of ARA Living Centers, a long-term healthcare provider, until the formation of Living Centers of America, Inc. in 1992. Mr. Kuntz is a director of Rotech Healthcare, Inc., a provider of home medical equipment and related products and services, and Castle Dental Centers, Inc., a manager and operator of integrated dental networks.

THOMAS P. COOPER, M.D. (59) has served as a director of the Company since May 22, 2003. Dr. Cooper is the founder, Chairman and Chief Executive Officer of Vericare, Inc., a provider of mental health services to patients in long-term care facilities, since 1991. Dr. Cooper also is an adjunct professor at the Columbia University School of Business. From November 2000 to December 2001, Dr. Cooper was the Chief Executive Officer of Oncall Healthcare, Inc., a start-up venture that provided nurse triage services. He also was the founder and Chief Executive Officer of Cove Healthcare, Inc., a provider of physician hospitalists to acute care hospitals, from June 1997 to November 1999. Dr. Cooper is a director of UICI, a seller of health insurance to students and the self-employed, and Hanger Orthopedics Group, Inc., the largest operator of orthotic and prosthetic patient-care centers in the United States. (1)(2)

PAUL J. DIAZ (42) has served as Chief Executive Officer of the Company since January 1, 2004 and has served as President of the Company since January 2002. He served as the Chief Operating Officer of the Company from January 2002 to December 31, 2003. From 1996 to July 1998, he served in various executive capacities with Mariner Health Group, Inc. (“Mariner Health”), a long-term healthcare provider, most recently as Executive Vice President and Chief Operating Officer. Prior to joining Mariner Health, Mr. Diaz was Chief Executive Officer of Allegis Health Services, Inc., a long-term healthcare provider, where he also previously served as Chief Financial Officer and General Counsel. Since leaving Mariner Health and prior to joining the Company, he served as the managing member of Falcon Capital Partners, LLC, a private investment and consulting firm specializing in healthcare restructurings, and as Chairman and Chief Executive Officer of Capella Senior Living, LLC, a start-up venture to provide long-term healthcare services.

MICHAEL J. EMBLER (39) has served as a director of the Company since July 2001. Since July 2001, Mr. Embler has served as an officer of Franklin Mutual Advisers, LLC, an investment advisory firm and an affiliate of the Company. From October 1992 to May 2001, he served in various positions with Nomura Holding America, Inc., an investment advisory firm, most recently as Managing Director. Mr. Embler is a director of AboveNet, Inc., a telecommunication services company. (2)(3)

GARRY N. GARRISON (57) has served as a director of the Company since April 2001. From 1997 to 2000, Mr. Garrison served as Senior Vice President of Dynamic Healthcare Solutions, Inc., a venture capital firm specializing in high-growth, health related businesses. From 1996 to 1997, he served as President and Chief Executive Officer, Specialty Services Division of Foundation Health Systems, Inc., an integrated managed care organization, overseeing operations for various specialty services companies. Mr. Garrison also served as President and Chief Operating Officer of Integrated Pharmaceutical Services from 1994 to 1996. (1)(2)

ISAAC KAUFMAN (56), a certified public accountant, has served as a director of the Company since April 2001. Since September 1998, Mr. Kaufman has served as the Senior Vice President and Chief Financial Officer of Advanced Medical Management Inc., a manager of medical practices and an outpatient surgical center. From February 1998 to September 1998, he served as the Chief Financial Officer of Bio Science Contract Production Corp., a contract manufacturer of bulk pharmaceuticals and biologics. Mr. Kaufman also served as Chief Financial Officer of VSI Group, Inc. from October 1996 to February 1998. Mr. Kaufman is a director of TransWorld Entertainment Corporation, a leading specialty retailer of music and video products. (1)(3)

JOHN H. KLEIN (57) has served as a director of the Company since April 2001. Since 2001, Mr. Klein has served as Chairman and Managing Director of True North Capital, a private equity fund. He has been the Chairman and Chief Executive Officer of Strategic Business and Technology Solutions, LLC, a strategic business and technology advisory firm, since June 1998. Mr. Klein also has served as the Chairman and Chief Executive Officer of BI Logix, Inc., a business intelligence software solutions company, since May 1998. In addition, he has served as Chairman and Chief Executive Officer of DentalLine.com, a group benefit and internet company, since July 1999. From March 1998 to August 2000, he served as Director and Vice Chairman of Image Vision, a developer and marketer of imaging systems and products. Mr. Klein also served as Chairman and Chief Executive Officer of the MIM Corporation, a provider of pharmacy benefit services, from 1996 to May 1998. Mr. Klein is a director of Novadel Pharma Inc., a developer of novel application drug delivery systems. (2)(3)(4)

EDDY J. ROGERS, JR. (63) has served as a director of the Company since August 12, 2003. Mr. Rogers has been a partner with the law firm of Andrews Kurth LLP since October 2001. From January 1995 to October 2001, he was a partner with the law firm of Mayor, Day, Caldwell & Keeton, L.L.P., a firm which merged with Andrews Kurth. (1)(3)

(1)	Member of the Audit and Compliance Committee, of which Mr. Kaufman and Dr. Cooper serve as Co-Chairmen.
(2)	Member of the Executive Compensation Committee, of which Mr. Klein is Chairman.
(3)	Member of the Nominating and Governance Committee, of which Mr. Klein is Chairman.
(4)	Mr. Klein serves as the lead independent director for the Board of Directors.

As noted above, Mr. Diaz served as Executive Vice President and Chief Operating Officer of Mariner Health until July 1998. On July 31, 1998, Paragon Health Network, Inc., the predecessor to Mariner Post-Acute Networks, Inc. (“Mariner Post-Acute”) acquired Mariner Health. Similar to the Company and several other long-term healthcare providers, Mariner Post-Acute and substantially all of its subsidiaries, including Mariner Health, filed voluntary petitions under Chapter 11 of Title 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on January 18, 2000.

The information contained in this Proxy Statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of such nominees, except to the extent certain information appears in its records. Directors’ ages are given as of January 1, 2004.

SHARES OF COMMON STOCK OF THE COMPANY COVERED BY PROXIES EXECUTED AND RECEIVED IN THE ACCOMPANYING FORM WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES, UNLESS OTHERWISE SPECIFIED ON THE PROXY. The Board of Directors does not contemplate that any of the nominees will be unable to accept election as a director. However, in the event that one or more nominees are unable or unwilling to accept or are unavailable to serve, the persons named in the proxies or their substitutes will have the authority, according to their judgment, to vote or refrain from voting for other individuals as directors.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors has determined that the following six directors are independent, as defined under the listing standards of the Nasdaq Stock Market: Thomas P. Cooper, M.D., Mr. Michael J. Embler, Mr. Garry N. Garrison, Mr. Isaac Kaufman, Mr. John H. Klein and Mr. Eddy J. Rogers, Jr. These directors have regularly scheduled meetings at which no members of management are present.

During 2003, the Board of Directors held nine meetings, including five regular and four special meetings. Each director attended more than 75% of the total number of meetings of the Board and the applicable committees during the periods on which each served. The Board of Directors has established an Audit and Compliance Committee, an Executive Compensation Committee and a Nominating and Governance Committee. Each committee has a written charter which is available on the Company’s website at www.kindredhealthcare.com. Information contained on the Company’s website is not part of this Proxy Statement.

Audit and Compliance Committee.    The Audit and Compliance Committee has four members consisting of Thomas P. Cooper, M.D. (Co-Chairman), Mr. Isaac Kaufman (Co-Chairman), Mr. Garry N. Garrison and Mr. Eddy J. Rogers, Jr. Each member of the Audit and Compliance Committee is independent as defined under the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that Mr. Isaac Kaufman is the Audit and Compliance Committee’s financial expert as defined in Item 401 of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Audit and Compliance Committee held nine meetings during 2003. The Audit and Compliance Committee assists the Board of Directors in monitoring (1) the adequacy of the Company’s system of internal controls, accounting policies, financial reporting practices, and the quality and integrity of the Company’s financial reporting; (2) the independent auditor’s qualifications and independence; (3) the performance of the Company’s internal audit function and independent auditors; and (4) the Company’s compliance with applicable laws, regulations and policies.

Executive Compensation Committee.    The Executive Compensation Committee has four members consisting of Mr. John H. Klein (Chairman), Thomas P. Cooper, M.D., Mr. Michael J. Embler and Mr. Garry N. Garrison. Each member of the Executive Compensation Committee is independent as defined under the listing standards of the Nasdaq Stock Market. The Executive Compensation Committee held eight meetings in 2003. The Executive Compensation Committee assists the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community to ensure that the Company’s key executives, officers and Board members are compensated in accordance with the Company’s overall compensation policies and executive compensation policy. The Executive Compensation Committee recommends and approves compensation policies, programs and pay levels that are necessary to support the Company’s objectives and that are rational and reasonable to the value of the services rendered.

Nominating and Governance Committee.    The Nominating and Governance Committee has four members consisting of Mr. John H. Klein (Chairman), Mr. Michael J. Embler, Mr. Isaac Kaufman and Mr. Eddy J. Rogers, Jr. Each member of the Nominating and Governance Committee is independent as defined under the listing standards of the Nasdaq Stock Market. The Nominating and Governance Committee held five meetings in 2003. The Nominating and Governance Committee assists the Board of Directors by (1) identifying individuals qualified to become Board members, and approving the director nominees for the Board of Directors; (2) recommending to the Board nominees for each committee; (3) leading the Board in its annual review of the Board’s performance; and (4) recommending to the Board the corporate governance guidelines applicable to the Company.

It is the policy of the Nominating and Governance Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Committee has not established any specific qualifications for directors. The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. In order to avoid the unnecessary use of the Nominating and Governance Committee’s resources, the Nominating and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

To submit a recommendation of a director candidate to the Nominating and Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Governance Committee, care of the Corporate Secretary, at the Company’s principal office:

1.    The name of the person recommended as a director candidate;

2.    All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended;

3.    The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.    As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s Common Stock, and the number and class of all shares of each class of stock of the Company owned of record or beneficially by such holder; and

5.    A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate recommended by a shareholder to be considered for nomination for election as a director at the Company’s annual meeting of shareholders to be held in 2005, the recommendation must be received in accordance with the requirements for other shareholder proposals. See “Shareholder Proposals and Director Nominations.”

The Nominating and Governance Committee has generally identified director nominees based upon suggestions by outside directors, management members and/or shareholders, and has interviewed and evaluated those persons on its own. On occasion, the Company employs outside search firms to identify potential director candidates. The Company seeks directors who possess integrity, a high level of education and business experience, broad-based business acumen, an understanding of the Company’s business and the healthcare industry generally, strategic thinking and a willingness to share ideas, a network of contacts and diversity of experiences, expertise and background. The Nominating and Governance Committee uses these criteria to evaluate potential nominees, and does not evaluate proposed nominees differently depending upon who has made the proposal.

Attendance at the Annual Meeting.    The Board of Directors does not require directors to attend the annual meeting of shareholders. Mr. Kuntz and Mr. Diaz were in attendance at the 2003 annual meeting of shareholders.

COMPENSATION OF DIRECTORS

During the first quarter of 2003, non-employee directors received (1) $1,500 for each Board meeting attended and $1,000 for each committee meeting attended unless the meeting was held telephonically; (2) $500 for each telephonic meeting of the Board or any committee attended; and (3) a $2,500 retainer for each calendar quarter that they served as a director.

Effective April 1, 2003, non-employee directors received (1) $3,000 for each Board meeting attended and $2,000 for each committee meeting attended unless the meeting was held telephonically; (2) $1,000 for each telephonic meeting of the Board or any committee attended; (3) a $12,000 quarterly retainer; (4) an additional $2,000 quarterly retainer for serving as a committee chairman; and (5) an additional $2,000 quarterly retainer for serving as the lead independent director.

Pursuant to the Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors (the “Directors Plan”), the Company issues, on January 1 of each year during the term of the Directors Plan, an option to purchase 3,000 shares of Common Stock to each non-employee director. Accordingly, on January 1, 2003, each non-employee director serving at that time received an option to purchase 3,000 shares of Common Stock having an exercise price of $18.15 per share. These options are exercisable in four equal annual installments beginning on the first anniversary of their grant date and have a ten-year term.

In addition, upon the appointment or election of a person as a non-employee director for the first time, such director will receive a one-time grant of an option to purchase 10,000 shares of Common Stock under the Directors Plan. These options will have an exercise price equal to the fair market value of the Common Stock on the date the option is granted, vest in equal annual installments over four years beginning on the first anniversary of their date of grant and have a ten-year term.

CODE OF ETHICS

The Company has adopted a Code of Conduct that serves as its code of ethics and applies to all of the Company’s employees, including the principal executive officer, principal financial officer, principal accounting officer, and certain other persons performing similar functions. The text of the Company’s Code of Conduct is posted on the Company’s website located at www.kindredhealthcare.com under the “Investor Information” section. In addition, the Company intends to disclose on its website (1) the nature of any amendment to a provision of the Code of Conduct that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions and (2) the nature of any waiver, including an implied waiver, from provisions of the Code of Conduct that is granted to one of these specified individuals, the name of the person to whom the waiver was granted and the date of the waiver. Such disclosure will be made within five business days following the date of the applicable amendment or waiver. Information contained on the Company’s website is not part of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock and the Company’s Series A and Series B warrants, as of January 31, 2004, by (1) each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (2) each person who is a director or nominee for director, (3) each of the Company’s Named Executive Officers (as defined herein), and (4) all of the persons who are directors and executive officers of the Company, as a group.

	Amount and Nature of Beneficial Ownership (1)			Percent of Class
Name of Beneficial Owner	Common Stock	Series A Warrants	Series B Warrants	Common Stock	Series A Warrants	Series B Warrants
Directors, Nominees and Named Executive Officers
Edward L. Kuntz	134,666	—	—	*	—	—
Paul J. Diaz	143,319	—	—	*	—	—
Thomas P. Cooper, M.D.	—	—	—	—	—	—
Michael J. Embler (2)	5,055,081	560,242	1,400,603	25.1	28.0	28.0
Garry N. Garrison	7,250	—	—	*	—	—
Isaac Kaufman	7,250	—	—	*	—	—
John H. Klein	7,250	—	—	*	—	—
Eddy J. Rogers, Jr. .	—	—	—	—	—	—
Frank J. Battafarano	53,839	—	—	*	—	—
Richard A. Lechleiter	46,259	—	—	*	—	—
Richard E. Chapman	50,633	—	—	*	—	—

All Directors and Executive Officers as a Group (16 persons) (3)	5,598,255	560,242	1,400,603	27.6	28.0	28.0

Other Security Holders with More than 5% Ownership
Stephen Feinberg (4)	1,025,000	—	—	5.6	—	—
Franklin Mutual Advisers, LLC (2)(5)	5,055,081	560,242	1,400,603	25.1	28.0	28.0
Dimensional Fund Advisors, Inc. (6)	1,049,882	—	—	5.8	—	—
RS Investment Management Co. LLC, RS Investment Management, L.P. and G. Randall Hecht (7)	987,427	—	—	5.4	—	—

*	Denotes less than 1%.

(1)	Includes shares subject to options or warrants and which are exercisable within 60 days from January 31, 2004. Other than shares subject to warrants as expressly indicated in the table, the number of shares of Common Stock that may be acquired through exercise of options, which are exercisable as of, or within 60 days after, January 31, 2004, are as follows: Mr. Diaz – 51,232 shares; Mr. Embler – 7,250 shares; Mr. Garrison – 7,250 shares; Mr. Kaufman – 7,250 shares; Mr. Klein – 7,250 shares; Mr. Lechleiter – 25,700 shares; Mr. Chapman – 23,167 shares; and Mr. Battafarano – 25,100 shares. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock and/or warrants beneficially owned by them. The total for Mr. Battafarano includes 25 shares held jointly with his mother.

(2)	Mr. Embler disclaims beneficial ownership of shares held by Franklin Mutual Advisers, LLC (“FMA”). In addition, Mr. Embler disclaims beneficial ownership of shares underlying options issued by the Company. Mr. Embler is an officer of FMA and serves on the Board at the request of FMA. In accordance with FMA’s internal policy, all cash and non-cash compensation issued to Mr. Embler in connection with his service on the Board of Directors has or will be distributed directly to the advisory clients of FMA. See note 5 below.

(3)	The number of shares of Common Stock shown in the table includes shares issuable upon the exercise of 560,242 Series A warrants and 1,400,603 Series B warrants. See notes 2 and 5.

(4)	Based on Amendment No. 8 to Schedule 13D filed by Stephen Feinberg dated February 4, 2004 with the Securities and Exchange Commission (the “SEC”). The Amendment No. 8 to Schedule 13D indicates that Cerberus Partners, L.P. is the holder of 12,890 shares of Common Stock, Cerberus Institutional Partners, L.P. is the holder of 186,319 shares of Common Stock, Cerberus International, Ltd. is the holder of 550,160 shares of Common Stock and various other private investment funds own in the aggregate 275,631 shares of Common Stock. Based on the Amendment No. 8 to the Schedule 13D, Stephen Feinberg possesses sole power to vote and direct the disposition of all securities described in the immediately preceding sentence. The address of Mr. Feinberg is 299 Park Avenue, 22nd Floor, New York, New York 10171.

(5)	Based on a Schedule 13D/A filed by FMA dated January 9, 2002 with the SEC. According to the Schedule 13D/A, the Common Stock is beneficially owned by one or more open-end investment companies or other management accounts of FMA. Under its advisory contracts, FMA has sole voting and investment discretion over these securities. The number of shares of Common Stock shown in the table includes shares issuable upon the exercise of 560,242 Series A warrants and 1,400,603 Series B warrants which are currently exercisable. Michael J. Embler is an officer of FMA and disclaims beneficial ownership of shares held by FMA. See note 2 above. The address of FMA is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

(6)	Based on a Schedule 13G filed by Dimensional Fund Advisors Inc. (“Dimensional”) dated December 31, 2003 with the SEC. According to the filing, Dimensional, in its role as investment advisor or manager, possesses voting and investment power over these shares that are owned by advisory clients of Dimensional. Dimensional disclaims beneficial ownership of these shares. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(7)	Based on a Schedule 13G jointly filed by RS Investment Management Co. LLC, RS Investment Management, L.P. and G. Randall Hecht dated December 31, 2003 with the SEC. According to the Schedule 13G, RS Investment Management Co. LLC and G. Randall Hecht have shared voting and dispositive power over these shares and RS Investment Management, L.P. has shared voting and dispositive power with respect to 986,127 of these shares. The Schedule 13G further indicates that (i) RS Investment Management, L.P. is a registered investment adviser, (ii) RS Investment Management Co. LLC is the general partner of RS Investment Management, L.P. and (iii) G. Randall Hecht is a control person of RS Investment Management Co. LLC and RS Investment Management, L.P. The address of each of RS Investment Management Co. LLC, RS Investment Management, L.P. and G. Randall Hecht is 388 Market Street, Suite 200, San Francisco, CA 94111.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of the Common Stock to file initial stock ownership reports and reports of changes in ownership with the SEC. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2003 except as follows. On April 22, 2003, Stephen Feinberg filed a Form 4 that was two days late in reporting the purchase of 38,200 shares of Common Stock on April 16, 2003. On August 19, 2003, each of (i) Appaloosa Partners, Inc., Appalossa Investment Limited Partnership I, and Palomino Fund Ltd., jointly, and (ii) David A. Tepper and Appaloosa Management L.P. (“Appaloosa”), jointly, filed a Form 4 that was one day late in reporting four sales transactions covering 445,000 shares of Common Stock.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following Summary Compensation Table sets forth compensation earned during the three fiscal years ended December 31, 2003 by (1) the Chief Executive Officer of the Company and (2) the other four most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(2)	Other Annual Compensation(3)		Restricted Stock Awards		Securities Underlying Options	All Other Compensation(6)
Edward L. Kuntz Executive Chairman(1)	2003 2002 2001	$844,200 819,600 795,700	$1,587,560 573,720 1,392,475	$	— 65,391 123,902	$957,323 — 5,197,500	(4) (5)	57,888 40,000 135,000	$25,747 6,000 2,630,100

Paul J. Diaz President and Chief Executive Officer(1)	2003 2002	$618,000 555,616	$1,142,585 405,000		— —	$3,007,615 —	(4)	98,592 117,500	$52,343 162,245

Richard A. Lechleiter Senior Vice President and Chief Financial Officer	2003 2002 2001	$309,500 283,224 180,335	$596,934 191,176 297,555		— — —	$209,453 — 912,450	(4) (5)	12,665 24,800 23,700	$21,256 25,865 291,051

Richard E. Chapman Chief Administrative and Information Officer and Senior Vice President	2003 2002 2001	$309,500 300,500 291,760	$521,934 202,839 481,404		— — —	$209,453 — 1,482,250	(4) (5)	12,665 10,000 38,500	$5,000 6,000 235,896

Frank J. Battafarano President, Hospital Division	2003 2002 2001	$309,500 265,300 257,500	$613,183 245,138 424,875		— — —	$209,453 — 1,305,150	(4) (5)	12,665 10,000 33,900	$35,034 14,940 202,705

(1)	Mr. Kuntz served as Chief Executive Officer through December 31, 2003. Mr. Diaz became Chief Executive Officer on January 1, 2004.

(2)	The amounts shown include cash bonuses awarded under the Company’s short-term incentive plan and amounts earned under the Kindred Healthcare, Inc. 2000 Long-Term Incentive Plan. For the periods presented, the amounts earned under the Long-Term Incentive Plan by the Named Executive Officers were as follows:

Year	Mr. Kuntz	Mr. Diaz	Mr. Lechleiter	Mr. Chapman	Mr. Battafarano
2003	$548,730	$361,530	$181,058	$181,058	$181,058
2002	204,900	135,000	63,725	67,613	59,693
2001	795,700	—	162,302	262,584	231,750

Under the Long-Term Incentive Plan, amounts are earned based upon annual performance criteria and, subject to continued employment, are paid over the three succeeding years.

In addition, the amounts shown for 2003 include a special performance award granted to the Company’s key employees based upon the successful execution of several strategic and operational initiatives that resulted in a significant enhancement in shareholder value. The amounts awarded to the Named Executive Officers were as follows: Mr. Kuntz—$450,000; Mr. Diaz—$350,000; Mr. Lechleiter—$200,000; Mr. Chapman—$125,000; and Mr. Battafarano—$200,000.

(3)	These amounts represent travel and living expenses (including a gross-up for applicable taxes) paid to Mr. Kuntz of $40,500 and $81,003 for 2002 and 2001, respectively, and certain transportation related benefits of $24,891 and $42,899 for 2002 and 2001, respectively.

(4)	These amounts represent the closing price of $22.05 reported on the Nasdaq Stock Market on the date of grant of shares of restricted Common Stock granted on July 22, 2003 to the Named Executive Officers as follows: Mr. Kuntz—43,416 shares; Mr. Diaz—28,944 shares; Mr. Lechleiter—9,499 shares; Mr. Chapman—9,499 shares; and Mr. Battafarano—9,499 shares. These shares vest in three equal annual installments, beginning on the first anniversary of the date of grant. Based on the closing price of $51.98 reported on the Nasdaq Stock Market for the Common Stock on December 31, 2003, the number and value of the restricted Common Stock held at the end of 2003 by the Named Executive Officers pursuant to the grant on July 22, 2003 were as follows: Mr. Kuntz—43,416 shares valued at $2,256,764; Mr. Diaz—28,944 shares valued at $1,504,509; Mr. Lechleiter—9,499 shares valued at $493,758; Mr. Chapman—9,499 shares valued at $493,758; and Mr. Battafarano—9,499 shares valued at $493,758. In addition, the total for Mr. Diaz includes the closing price of $39.49 reported on the Nasdaq Stock Market on the date of grant of 60,000 shares of restricted Common Stock granted on October 28, 2003. These shares vest in three equal annual installments beginning on the first anniversary of the date of grant. Based on the closing price of $51.98 reported on the Nasdaq Stock Market for the Common Stock on December 31, 2003, these 60,000 shares of restricted Common Stock held at the end of 2003 by Mr. Diaz were valued at $3,118,800. The Company does not pay dividends on its Common Stock, but the holder of restricted Common Stock is entitled to dividends if paid.

(5)	These amounts represent the closing price of $38.50 reported on the Nasdaq Stock Market on the date of grant of shares of restricted Common Stock granted on May 21, 2001 to the Named Executive Officers as follows: Mr. Kuntz—135,000 shares; Mr. Lechleiter—23,700 shares; Mr. Chapman—38,500 shares; and Mr. Battafarano—33,900 shares. One-third of these shares vested on the date of grant and the remaining two-thirds vest as follows: 15% of the two-thirds on each of the first and second anniversaries of the grant date; 20% of the two-thirds on the third anniversary of the grant date; and 50% of the two-thirds on the fourth anniversary of the grant date. Based on the closing price of $51.98 reported on the Nasdaq Stock Market for the Common Stock on December 31, 2003, the number and value of the restricted Common Stock held at the end of 2003 by the Named Executive Officers pursuant to the grant on May 21, 2001 were as follows: Mr. Kuntz—85,000 shares valued at $4,418,300; Mr. Lechleiter—11,060 shares valued at $574,899; Mr. Chapman—17,905 shares valued at $930,702; and Mr. Battafarano—19,210 shares valued at $998,536. The Company does not pay dividends on its Common Stock, but the holder of restricted Common Stock is entitled to dividends if paid.

(6)	In addition to certain amounts noted below, the amounts in this column also include contributions for the benefit of the Named Executive Officers to the Company’s Retirement Savings Plan (“RSP”) and Deferred Compensation Plan (“DCP”) as follows:

	2003			2002			2001
	RSP	DCP	Total	RSP	DCP	Total	RSP	DCP	Total
Mr. Kuntz	$5,000	—	$5,000	$6,000	—	$6,000	$5,100	—	$5,100
Mr. Diaz	—	—	—	—	—	—	—	—	—
Mr. Lechleiter	5,000	$2,357	7,357	6,000	$2,232	8,232	5,100	$2,172	7,272
Mr. Chapman	5,000	—	5,000	6,000	—	6,000	5,100	—	5,100
Mr. Battafarano	5,000	8,640	13,640	6,000	8,182	14,182	5,100	7,963	13,063

In addition, the amounts include certain transportation related benefits for the following years:

Year	Mr. Kuntz	Mr. Diaz	Mr. Lechleiter	Mr. Chapman	Mr. Battafarano
2003	$5,324	$38,081	$6,459	—	$21,394
2002	—	23,231	17,633	—	758
2001	—	—	4,612	$1,629	10,475

The amounts for Mr. Kuntz, Mr. Diaz and Mr. Lechleiter in 2003 also include cash compensation related to the payout of certain paid time off benefits of $15,423, $14,262 and $7,440, respectively. The amount for

Mr. Diaz in 2002 also includes certain relocation benefits (including a gross-up for applicable taxes) of $139,014. The 2001 amounts also include retention bonuses paid to the Named Executive Officers as follows: Mr. Kuntz—$625,000; Mr. Lechleiter—$141,667; Mr. Chapman—$229,167; and Mr. Battafarano—$179,167. In addition, the amounts for 2001 for Mr. Kuntz and Mr. Lechleiter include performance bonuses of $2,000,000 and $137,500, respectively, for the successful implementation of the Plan of Reorganization.

Option Grants in Last Fiscal Year

The following table sets forth information concerning options to purchase shares of Common Stock granted to the Named Executive Officers in 2003:

	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2003		Exercise Price Per Share(2)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name							5%		10%
Edward L. Kuntz	57,888	10.7%			$22.05	7/22/13		$802,740		$2,034,301
Paul J. Diaz	38,592 60,000	7.1 11.1	% %	$ $	22.05 39.49	7/22/13 10/28/13	$ $	535,160 1,490,103	$ $	1,356,201 3,776,213
Richard A. Lechleiter	12,665	2.3%			$22.05	7/22/13		$175,627		$445,074
Richard E. Chapman	12,665	2.3%			$22.05	7/22/13		$175,627		$445,074
Frank J. Battafarano	12,665	2.3%			$22.05	7/22/13		$175,627		$445,074

(1)	All options shown in the above table become exercisable in three equal annual installments, beginning on the first anniversary of the date of grant, and have a ten-year term. All options become fully exercisable upon a change in control of the Company (as defined in the Kindred Healthcare, Inc. 2001 Stock Incentive Plan).

(2)	The exercise price and any tax withholding obligations related to exercise may be paid, at the discretion of the Executive Compensation Committee, in cash, in shares of Common Stock or in any other reasonable consideration deemed appropriate.

(3)	The dollar amounts in this table represent the potential realizable value of the stock options granted, assuming that the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10% but before taxes associated with exercise. Therefore, these amounts are not the actual value of the options granted and are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. No assurance can be given that the price of the Common Stock will appreciate at these rates or experience any appreciation.

Option Exercises and Holdings

The following table sets forth information concerning the exercise of options during 2003 and unexercised options held as of December 31, 2003 by the Named Executive Officers.

Aggregate Option Exercises in 2003

and Year-end Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 12/31/03		Value of Unexercised In-the-Money Options at 12/31/03(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward L. Kuntz	100,000	$1,813,463	—	132,888	—	$3,236,788
Paul J. Diaz	3,143	$51,797	26,232	186,717	$355,599	$3,161,440
Richard A. Lechleiter	—	—	22,000	39,165	$410,435	$821,158
Richard E. Chapman	5,000	$92,985	23,167	32,998	$463,352	$786,742
Frank J. Battafarano	—	—	25,100	31,465	$501,973	$756,112

(1)	The value of unexercised options was calculated by subtracting the exercise price from the market value of the underlying Common Stock as of December 31, 2003. The market value of the Common Stock was $51.98 per share based on the closing price per share on the Nasdaq Stock Market on December 31, 2003.

Employment and Other Agreements

The Company has entered into employment agreements with certain of its officers, including the Named Executive Officers. As discussed below, Mr. Kuntz and Mr. Diaz entered into new employment agreements with the Company during 2003. Prior to entering into new employment agreements, the agreements for Mr. Kuntz and Mr. Diaz generally contained standard terms except as noted below. The prior agreements for Mr. Kuntz and Mr. Diaz had a one-year term but were extended automatically unless the Company notified them. Upon such notification, the employment agreements would terminate in one year. Each of the agreements for Mr. Kuntz and Mr. Diaz provided a base salary and the ability to participate in the Company’s short-term and long-term incentive plans, the Company’s equity-based plans and other employee benefits. The base salaries for 2003 for Mr. Kuntz and Mr. Diaz were $844,200 and $618,000, respectively.

Under certain circumstances, the former employment agreements for Mr. Kuntz and Mr. Diaz also provided for severance payments if Mr. Kuntz or Mr. Diaz were terminated. If employment was terminated by reason of death or disability, Mr. Kuntz or Mr. Diaz would have been entitled to a prorated portion of his short-term target bonus. If either Mr. Kuntz or Mr. Diaz was terminated for cause, no additional payments would be made under the employment agreements. If either Mr. Kuntz or Mr. Diaz was terminated for good reason (as defined in the employment agreements) or other than for cause (collectively, an “Involuntary Termination”), certain levels of severance payments are provided under the employment agreements.

Upon an Involuntary Termination of Mr. Kuntz, his former agreement provided for a cash payment equal to the prorated portion of his target bonus in the year of termination and three times his base salary and target bonus in the year of termination. In addition, Mr. Kuntz would have been entitled to coverage under the Company’s employee benefit plans for three years, three years of additional vesting of restricted stock awards and stock options, and an additional three years in which to exercise the options. Mr. Kuntz’s agreement also required the Company to provide substantially similar office space and the services of an administrative assistant for three years.

Upon an Involuntary Termination of Mr. Diaz, his former agreement provided for a cash payment equal to the prorated portion of his target bonus in the year of termination and two times his base salary and target bonus in the year of termination. In addition, Mr. Diaz would have been entitled to coverage under the Company’s employee benefit plans for two years, two years of additional vesting of restricted stock awards and stock options, and an additional two years in which to exercise the options. Mr. Diaz’s agreement also required that if Mr. Diaz was not promoted to Chief Executive Officer of the Company before the second anniversary of his date of hire, Mr. Diaz would be credited immediately with an additional two years of vesting of all outstanding stock option awards.

On March 24, 2003, the Company entered into an employment agreement with Mr. Kuntz in connection with the Board’s desire to transition Mr. Kuntz’s employment from Chairman and Chief Executive Officer to Executive Chairman on or before January 1, 2004. Mr. Kuntz’s employment agreement provides that while he served as Chief Executive Officer, he would be entitled to a base salary of $844,200 and to participate in the Company’s short-term and long-term incentive plans, the Company’s equity-based plans and other employee benefit plans. Effective January 1, 2004, Mr. Kuntz assumed the duties of Executive Chairman and relinquished the title of Chief Executive Officer. As Executive Chairman, Mr. Kuntz will perform the following duties: (1) coordinate all Board matters and committee activities and act as the principal liaison between the Board and senior management; (2) continue his responsibility for public lobbying and relationships with various healthcare related organizations; (3) advise the chief executive officer and senior management on strategic initiatives including financing, acquisition and development activities; (4) advise the chief executive officer and senior management concerning all compliance and regulatory matters including the Corporate Integrity Agreement; and (5) such other similar matters as reasonably requested by the Board. It is anticipated that Mr. Kuntz will devote approximately two days a week or 60 hours a month performing these duties on behalf of the Company. During his term as Executive Chairman, Mr. Kuntz is entitled to a base salary of $600,000 and to participate in certain employee benefit plans of the Company. Mr. Kuntz may receive increases in his base salary as approved by the Executive Compensation Committee. In addition, Mr. Kuntz is eligible to receive additional compensation that the Executive Compensation Committee of the Board may approve but he will not participate in the Company’s short-term and long-term incentive plans. Mr. Kuntz will continue to vest in his existing stock options, restricted stock and accrued long-term incentive benefits. The agreement has a three-year term commencing on January 1, 2004.

Under certain circumstances, Mr. Kuntz’s employment agreement also provides for severance payments if his employment as Executive Chairman is terminated. If employment is terminated by reason of death, disability or for cause, no additional payments are made under his employment agreement. If Mr. Kuntz’s employment is subject to an Involuntary Termination, certain levels of severance payments are provided under the employment agreement.

Upon an Involuntary Termination during his term as Executive Chairman, Mr. Kuntz’s agreement provides for a cash payment equal to three times his base salary in the year of termination. In addition, Mr. Kuntz would be entitled to coverage under certain of the Company’s employee benefit plans for three years, three years of additional vesting of restricted stock awards and stock options, and an additional three years in which to exercise the options. Mr. Kuntz’s agreement also requires the Company to provide substantially similar office space and the services of an administrative assistant for three years.

On October 28, 2003, the Company entered into an employment agreement with Mr. Diaz in connection with his promotion to Chief Executive Officer. Mr. Diaz’s promotion was effective January 1, 2004. The agreement has a three-year term but is extended automatically each day by one day unless the Company notifies Mr. Diaz. Upon such notification, the employment agreement will terminate in three years. Mr. Diaz’s employment agreement provides that he is entitled to a base salary of $800,000 beginning on January 1, 2004 and to participate in the Company’s short-term and long-term incentive plans, the Company’s equity-based plans and other employee benefit plans. Mr. Diaz may receive increases in his base salary as approved by the Executive Compensation Committee.

Under certain circumstances, Mr. Diaz’s employment agreement also provides for severance payments if his employment is terminated. If his employment is terminated by reason of death or disability, Mr. Diaz is entitled to a prorated portion of his short-term bonus. If Mr. Diaz’s employment is terminated for cause, no additional payments are made under the employment agreement. If his employment is subject to an Involuntary Termination, certain levels of severance payments are provided under the employment agreement.

Upon an Involuntary Termination, Mr. Diaz’s agreement provides for a cash payment equal to the prorated portion of his short-term target bonus in the year of termination and three times his base salary and short-term target bonus in the year of termination. In addition, Mr. Diaz would be entitled to coverage under the Company’s employee benefit plans for three years, three years of additional vesting of restricted stock awards and stock options, and an additional three years in which to exercise the options. Mr. Diaz’s agreement also requires the Company to provide substantially similar office space and the services of an administrative assistant for three years.

The Company also has entered into employment agreements with Mr. Lechleiter, Mr. Chapman and Mr. Battafarano (collectively, the “Other Named Executive Officers”). The agreements for the Other Named Executive Officers generally contain standard terms except as noted below. These agreements have a one-year term but are extended automatically each day by one day unless the Company notifies the Other Named Executive Officer. Upon such notification, the employment agreements will terminate in one year.

The employment agreements provide a base salary and the ability of the Other Named Executive Officers to participate in the Company’s short-term and long-term incentive plans, the Company’s equity-based plans and other employee benefit plans. The base salaries for 2003 for the Other Named Executive Officers under the employment agreements were as follows: Mr. Lechleiter—$309,500; Mr. Chapman—$309,500 and Mr. Battafarano—$309,500. The Other Named Executive Officers may receive increases in their base salaries as approved by the Executive Compensation Committee.

Under certain circumstances, the employment agreements also provide for severance payments if the Other Named Executive Officer’s employment is terminated. If employment is terminated by reason of death or disability, the Other Named Executive Officer is entitled to a prorated portion of his short-term target bonus. If the Other Named Executive Officer’s employment is terminated for cause, no additional payments are made under the employment agreements. If the Other Named Executive Officer’s employment is subject to an Involuntary Termination, certain levels of severance payments are provided under the employment agreements.

Upon the Involuntary Termination of the Other Named Executive Officers, their agreements provide for a cash payment equal to the prorated portion of their target bonus in the year of termination and one and one-half times their base salary and target bonus in the year of termination. In addition, they would be entitled to coverage under the Company’s employee benefit plans for 18 months, 18 months of additional vesting of restricted stock awards and stock options, and an additional 18 months in which to exercise such options.

The Company also has entered into Change in Control Severance Agreements with certain of its key employees, including the Named Executive Officers. These agreements provide for the payment of severance benefits under certain circumstances. These benefits become payable at any time within two years after a change in control of the Company if: (a) the Company terminates the executive’s employment without cause or (b) the executive terminates employment with the Company for good reason (as defined in the agreement) or within either of two 30-day periods commencing 30 days after the change in control and one year after the change in control, respectively. The benefits to be afforded the Named Executive Officers include: (a) a cash payment equal to three times base salary and target bonus as of the termination of employment; (b) continuation of health, life and disability insurance coverage for three years; (c) full vesting under the Company’s retirement savings plan; and (d) an additional payment for any excise taxes the Named Executive Officer may incur as a result of the change in control payments.

Compensation Committee Interlocks and Insider Participation

During all of 2003, Mr. John H. Klein (Chairman) and Mr. Garry N. Garrison served on the Executive Compensation Committee of the Board of Directors. In addition, Mr. David A. Tepper, a former director, served on the Executive Compensation Committee until May 22, 2003. On August 12, 2003, Mr. Michael J. Embler and Thomas P. Cooper, M.D. were appointed to the Executive Compensation Committee by the Board of Directors and served for the remainder of 2003. None of the persons who served on the Executive Compensation Committee during 2003 were employees of the Company. Mr. Tepper is the general partner of Appaloosa and Appaloosa had certain contractual relationships with the Company during 2003. Mr. Embler is an officer of FMA. FMA had certain contractual relationships with the Company during 2003. See “Certain Relationships and Related Transactions.”

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee of the Board (the “Committee” or the “Executive Compensation Committee”) is composed entirely of independent directors satisfying the requirement of the listing standards of the Nasdaq Stock Market. The Committee is presently composed of Mr. John H. Klein (Chairman), Thomas P. Cooper, M.D., Mr. Michael J. Embler and Mr. Garry N. Garrison. Mr. David A. Tepper, a former director, served on the Committee from January 1, 2003 until May 22, 2003. Dr. Cooper and Mr. Embler were appointed to the Committee on August 12, 2003. The Executive Compensation Committee is responsible for establishing and administering the policies and programs that govern both annual compensation and stock-based incentive compensation plans for the executive officers of the Company.

The Company’s executive compensation policy is based upon principles designed to motivate and retain executive officers and to establish an appropriate relationship between executive pay and short-term and long-term performance. The key components of the Company’s compensation program are base salary, annual incentive awards and equity participation. These components are administered to provide total compensation that is competitive in the marketplace, rewards successful short-term and long-term financial and non-financial performance and aligns executive officers’ interests with those of the shareholders.

The Committee reviews each component of executive compensation on a regular basis. The Committee held eight meetings during 2003. The Committee engages independent consultants and uses executive compensation surveys of comparable healthcare and service companies to assist in its analysis. The companies surveyed include some, but not all, of the companies covered in the indices included in the Performance Graph. The Committee’s policy is to target total executive compensation between the 50th and 75th percentiles of the healthcare industry.

Base Salary

Base salary for executive officers is determined by an assessment of overall Company performance, the individual executive officer’s performance, changes in executive officer responsibility and relevant comparable industry data. While certain aspects of performance can be measured in financial terms, the Committee also evaluates executives in areas of performance that are more subjective. These areas include the success of the executive officer in developing and executing the Company’s strategic plans, addressing the significant changes affecting the healthcare industry, developing key employees and exercising leadership. The Committee’s policy is to target executive base salaries at the 50th percentile of the healthcare industry.

Annual Incentives

The Executive Compensation Committee believes that a significant portion of total cash compensation for executive officers should be subject to the attainment of specific Company financial and quality criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer’s compensation at risk. The Company’s incentive compensation plans are designed to reward officers and other designated key employees for the attainment of financial and quality performance objectives approved annually by the Committee. Incentive compensation objectives are constructed to encourage responsible and profitable growth and achievement of measurable quality indicators while taking into account non-routine factors that may be integral to the success of the Company.

The Company maintains a short-term incentive compensation plan for executive officers and other key employees of the Company. The Committee establishes performance goals upon which the annual bonuses are based. Typically, the goals for each eligible employee are based upon financial performance, quality and performance goals and accounts receivable collections. Annual bonuses are based upon a percentage of the employee’s base salary. Target bonuses for 2003 were 60% of base salary for the Named Executive Officers. The annual short-term incentive plan also provides additional compensation beyond the target bonuses for performance exceeding the targeted goals. Based upon the results achieved in 2003, the Executive Compensation

Committee awarded bonuses to the Named Executive Officers under the short-term incentive plan for 2003 as follows: Mr. Kuntz—$588,830; Mr. Diaz—$431,055; Mr. Lechleiter—$215,876; Mr. Chapman—$215,876; and Mr. Battafarano—$232,125.

The Company’s long-term incentive plan provides for the payment of cash bonus awards to key employees of the Company upon attainment by the Company of specified performance goals. For each performance period, the Executive Compensation Committee selects plan participants who are in a position to contribute materially to the success of the Company and establishes the performance goal or goals to be measured under the plan. The performance periods under the plan cover one year. The plan currently includes approximately 550 active participants, including key operating personnel at the Company’s hospitals, nursing centers and pharmacies. Participants are eligible to receive cash bonuses based upon a percentage of their base salary. These percentages vary depending upon the participant’s position within the Company and the extent to which the performance goals established by the Committee are attained. The maximum awards eligible under the plan as a percentage of base salary are 100% for the Chief Executive Officer and 90% for the other Named Executive Officers. No awards are granted under the plan until certain minimum levels of performance are reached. Cash awards are payable in equal annual installments on or about each of the first, second and third anniversaries of the end of the relevant performance period, provided generally that the participant is employed by the Company at the time payments are due. Based upon the goals established by the Committee for the 2003 performance period, the executive officers of the Company, including the Named Executive Officers, achieved in excess of the target award under the plan. The remaining participants in the plan achieved less than the target award. Accordingly, the awards under the long-term incentive plan for the Named Executive Officers were as follows: Mr. Kuntz—$548,730; Mr. Diaz—$361,530; Mr. Lechleiter—$181,058; Mr. Chapman—$181,058; and Mr. Battafarano—$181,058. These awards generally will be paid in three equal annual installments beginning on or about December 31, 2004.

In addition to the regular annual incentive awards, the Executive Compensation Committee approved a special performance award for 2003 to certain key employees of the Company, including the Named Executive Officers. The Executive Compensation Committee granted the special performance award in recognition of the successful execution of several strategic and operational initiatives by the Company’s key employees that resulted in a significant enhancement to shareholder value in 2003. As a result of the Company’s exceptional performance in 2003, the Executive Compensation Committee determined that it was in the best interest of the Company and appropriate to grant special performance awards totaling $3,000,000 to the Company’s key employees. The awards to the Named Executive Officers were as follows: Mr. Kuntz—$450,000; Mr. Diaz—$350,000; Mr. Lechleiter—$200,000; Mr. Chapman—$125,000; and Mr. Battafarano—$200,000. The Executive Compensation Committee determined that the allocation of the performance awards among the Company’s key employees was reasonable based upon its subjective evaluation of the employee’s level of responsibility, individual performance in 2003 and contributions to achieving the Company’s strategic and operational initiatives.

Equity Participation

The Executive Compensation Committee believes that equity participation is a key component of the Company’s executive compensation program. The use of such awards provides a long-term link between the results achieved for the Company’s shareholders and the rewards provided to executive officers. Stock options and other stock-based compensation are granted to executive officers primarily based on the executive officer’s actual and potential contribution to the Company’s growth, long-term performance, and the practices of other companies in the healthcare industry. Stock-based compensation is designed to retain executive officers and motivate them to enhance shareholder value by aligning the financial interests of executive officers with those of the Company’s shareholders. Stock-based compensation also provides an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Common Stock occurs over a number of years.

On July 22, 2003, the Committee granted a total of 213,597 shares of restricted Common Stock to officers of the Company, including the Named Executive Officers. The number of shares of restricted Common Stock granted to the Named Executive Officers were as follows: Mr. Kuntz—43,416 shares; Mr. Diaz—28,944 shares; Mr. Lechleiter—9,499 shares; Mr. Chapman—9,499 shares; and Mr. Battafarano—9,499 shares. These shares will vest in three equal annual installments beginning on the first anniversary date of the date of grant. The Committee also granted stock options to purchase a total of 383,478 shares of Common Stock to certain employees of the Company, including the Named Executive Officers. The number of shares of Common Stock underlying the stock option awards granted to the Named Executive Officers were as follows: Mr. Kuntz—57,888 shares; Mr. Diaz—38,592 shares; Mr. Lechleiter—12,665 shares; Mr. Chapman—12,665 shares; and Mr. Battafarano—12,665 shares. These options have an exercise price of $22.05 per share, vest cumulatively in three equal annual installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.

The Executive Compensation Committee granted the restricted stock and stock options described above based upon its judgment that the number and terms were appropriate and desirable considering each executive officer’s actual and potential contribution to the Company and the practices of other companies in the healthcare industry. The Committee also considered information prepared by an independent compensation consultant. The assessment of actual and potential contribution was based on the Executive Compensation Committee’s subjective evaluation of each executive officer’s abilities, skills, efforts and leadership.

In connection with the execution of his employment agreement on October 28, 2003 to become Chief Executive Officer, the Committee granted to Mr. Diaz 60,000 shares of restricted Common Stock and stock options to purchase 60,000 shares of Common Stock. The restricted Common Stock will vest in three equal annual installments beginning on the first anniversary of the date of grant. The stock options have an exercise price of $39.49 per share, vest cumulatively in three equal annual installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant. The Executive Compensation Committee granted these awards after discussions and review of information from an independent compensation consultant regarding Mr. Diaz’s total compensation package. The Committee determined that these awards were appropriate given Mr. Diaz’s contributions to the Company and the Committee’s subjective assessment of his increased duties and responsibilities as Chief Executive Officer. The Committee also determined that these awards will align Mr. Diaz’s performance with the performance of the Company and the interests of the shareholders.

Compensation of the Chief Executive Officer

Consistent with the executive compensation policy and components described above, the Executive Compensation Committee determined the compensation for the services rendered by Edward L. Kuntz, as Chairman of the Board and Chief Executive Officer of the Company, during 2003. Under Mr. Kuntz’s guidance, the Company successfully divested its Florida and Texas nursing center operations and has aggressively pursued numerous strategies to address the Company’s professional liability costs. Mr. Kuntz also continued to direct the expansion of the Company’s long-term hospital business and its successful conversion to a new prospective payment system. In addition, Mr. Kuntz provided the necessary leadership and strategic direction to enhance the value of the Company’s pharmacy operations. Based upon these accomplishments and upon information from an independent compensation consultant, the Committee believes that the base salary, incentive bonuses, special performance award and equity granted to Mr. Kuntz were fair and competitive. The assessment of actual and potential contribution was based upon the Committee’s subjective evaluation of Mr. Kuntz’s abilities, skills, efforts and leadership.

Executive Compensation Tax Deductibility

The Omnibus Budget Reconciliation Act of 1993 amended the Internal Revenue Code (the “Code”) to provide generally that the compensation paid by publicly held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1,000,000 per executive will be deductible by the

Company only if paid pursuant to qualifying performance-based compensation plans approved by shareholders of the Company. Compensation as defined by the Code includes, among other things, base salary, incentive compensation and gains on stock options and restricted Common Stock. It is the Executive Compensation Committee’s policy to maximize the effectiveness of the Company’s executive compensation plans. In that regard, the Committee intends to remain flexible to take actions which are deemed to be in the best interests of the Company and its shareholders. Such actions may not always qualify for tax deductibility under the Code.

All members of the Executive Compensation Committee of the Company listed below submit the foregoing report.

EXECUTIVE COMPENSATION COMMITTEE

John H. Klein, Chairman

Thomas P. Cooper, M.D.

Michael J. Embler

Garry N. Garrison

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of the Board (the “Audit Committee”) is composed of four directors. Each member of the Audit Committee is independent and financially literate as defined in the listing standards of the Nasdaq Stock Market. The Committee is presently composed of Mr. Isaac Kaufman (Co-Chairman), Thomas P. Cooper, M.D. (Co-Chairman), Mr. Garry N. Garrison and Mr. Eddy J. Rogers, Jr. Dr. Cooper and Mr. Rogers were appointed to the Audit Committee on August 12, 2003 and the other current members have served during all of 2003. Mr. John H. Klein served on the Audit Committee from January 1, 2003 to August 12, 2003. Mr. James Bolin served on the Audit Committee from January 1, 2003 to December 15, 2003.

The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2003 with the Company’s management and its independent auditors, PricewaterhouseCoopers LLP. Management is responsible for the financial statements and the underlying financial reporting processes, including the system of internal accounting controls. PricewaterhouseCoopers LLP is responsible for expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America. Management has represented to PricewaterhouseCoopers LLP and the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee held nine meetings during 2003. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the auditors’ independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The Audit Committee also discussed with the Company’s internal auditors and with PricewaterhouseCoopers LLP the overall scope and plans for their respective audits. The Audit Committee meets periodically with the Company’s internal auditors and with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance upon the reviews and discussions referenced above and the report of the independent auditors included in the independent auditors opinion with respect to the audited consolidated financial statements, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

All members of the Audit and Compliance Committee of the Company listed below submit the foregoing report.

AUDIT AND COMPLIANCE COMMITTEE

Isaac Kaufman, Co-Chairman

Thomas P. Cooper, M.D., Co-Chairman

Garry N. Garrison

Eddy J. Rogers, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the Plan of Reorganization, the Company issued to certain claimholders in exchange for their claims an aggregate of (1) $300 million of senior secured notes, (2) 15,000,000 shares of Common Stock, (3) 2,000,000 Series A warrants, and (4) 5,000,000 Series B warrants. Each of the Series A warrants and the Series B warrants has a five-year term with an exercise price of $30.00 and $33.33 per share, respectively. As a result of the exchange described above, the holders of certain claims acquired control of the Company and the holders of the Company’s former common stock relinquished control.

In connection with the Plan of Reorganization, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Appaloosa, FMA, Goldman, Sachs & Co. and Ventas Realty, Limited Partnership (collectively, the “Rights Holders”). Appaloosa and Ventas were the beneficial holders of 5% or more of the Common Stock during 2003. FMA is currently a beneficial holder of 5% or more of the Common Stock. Mr. David A. Tepper, a former director of the Company, is the President and general partner of Appaloosa. Mr. James Bolin, a former director of the Company, was the Vice President and Secretary of Appaloosa until October 2002. Mr. Michael J. Embler, a director of the Company, is an officer of FMA.

The Registration Rights Agreement required the Company to use its reasonable best efforts to file, cause to be declared effective and keep effective for at least two years or until all of the Rights Holders’ shares of Common Stock or warrants are sold, a “shelf” registration statement covering sales of such Rights Holders’ shares of Common Stock and warrants or, in the case of Ventas, the distribution of some or all of the shares of the Common Stock that it owns to the Ventas stockholders. The Company filed the shelf registration statement on Form S-3 with the SEC on September 19, 2001. The shelf registration statement became effective on November 7, 2001.

The Registration Rights Agreement also provided that, subject to certain limitations, each Rights Holder had the right to demand that the Company register all or a part of the Common Stock and warrants acquired by that Rights Holder pursuant to the Plan of Reorganization, provided that the estimated market value of the Common Stock and warrants to be registered was at least $10 million in the aggregate or not less than 5% of the Common Stock and warrants. The Company was required to use its reasonable best efforts to effect any such registration. Such registrations were at the Company’s expense, subject to certain exceptions.

In addition, under the Registration Rights Agreement, the Rights Holders had certain rights to require the Company to include in any registration statement that the Company filed with respect to any offering of equity securities (whether for the Company’s own account or for the account of any holders of the Company’s securities) such amount of Common Stock and warrants as were requested by the Rights Holder to be included in the registration statement, subject to certain exceptions. Such registrations would have been at the Company’s expense, subject to certain exceptions.

Pursuant to Amendment No. 1 to the Registration Rights Agreement, dated as of August 13, 2001, the parties to the Registration Rights Agreement agreed to extend the deadline for the Company to file a “shelf” registration statement from 120 days to 150 days after the Effective Date. As noted above, the Company filed a shelf registration statement with the SEC on September 19, 2001, and the shelf registration statement was declared effective on November 7, 2001.

Pursuant to Amendment No. 2 to the Registration Rights Agreement, dated as of October 22, 2001, the parties to the Registration Rights Agreement agreed to an exception to certain restrictions in the Registration Rights Agreement to allow Ventas to distribute up to 350,000 shares of the Common Stock that it owned to its stockholders on or after December 24, 2001.

The Registration Rights Agreement expired by its terms during the third quarter of 2003.

In connection with the Plan of Reorganization, the Company also entered into and assumed several agreements with Ventas, including the amended and restated master lease agreements. The Company also assumed and agreed to continue to perform its obligations under various agreements (the “Spin-off Agreements”) entered into at the time of the Spin-off. In 2003, the Company acquired several of the properties leased from Ventas and agreed to certain amendments to the master lease agreements in connection with these purchase transactions. Descriptions of these agreements and the transactions with Ventas are summarized below.

Master Lease Agreements and Related Transactions During 2003

Under the Plan of Reorganization, the Company assumed its original master lease agreements with Ventas and its affiliates and simultaneously amended and restated the agreements into four new master leases (the “Master Leases”). Under the Master Leases, Ventas has a right to sever properties from the existing leases in order to create additional leases, a device adopted to facilitate its financing flexibility. In such circumstances, the Company’s aggregate lease obligations remain unchanged. Ventas exercised this severance right with respect to Master Lease No. 1 to create a new lease of 40 nursing centers (the “CMBS Lease”) and mortgaged these properties in connection with a securitized mortgage financing. The CMBS Lease is in substantially the same form as the other Master Leases with certain modifications requested by Ventas’s lender and required to be made by the Company pursuant to the Master Leases.

The Master Leases and the CMBS Lease are referred to collectively as the “Master Lease Agreements.”

During 2003, the Company acquired for resale 26 facilities formerly leased from Ventas under the Master Lease Agreements (collectively, the “2003 Ventas Transactions”). On June 30, 2003, the Company acquired 15 Florida nursing centers and one Texas nursing center from Ventas for approximately $60 million and a $4 million lease termination fee. In addition, the Company amended the Master Lease Agreements to: (1) pay incremental rent aggregating $64 million in varying amounts generally over seven years, the net present value of which approximated $44 million using a discount rate of 11%, (2) provide that all annual escalators under the Master Lease Agreements will be paid in cash at all times, and (3) expand certain cooperation and information sharing provisions of the Master Lease Agreements. The annual rent of approximately $9 million on these 16 acquired facilities terminated upon the closing of the purchase transaction.

For accounting purposes, the $44 million present value rent obligation to Ventas was recorded as long-term debt in the Company’s consolidated balance sheet. During 2003, the Company paid $2.0 million of principal and $2.3 million of interest to Ventas under this arrangement.

On December 11, 2003, the Company acquired an additional eight nursing centers and two hospitals formerly leased from Ventas for $85 million in cash. In connection with this transaction, the Company paid $79 million to purchase these facilities and $6 million in lease termination fees. The annual rent of approximately $5 million on these ten facilities terminated upon the closing of the purchase transaction.

The following summary description of the Master Lease Agreements is qualified in its entirety by reference to the Master Lease Agreements as filed with the SEC.

Term and Renewals

Each Master Lease Agreement includes land, buildings, structures and other improvements on the land, easements and similar appurtenances to the land and improvements, and permanently affixed equipment, machinery and other fixtures relating to the operation of the leased properties. There are several bundles of leased properties under each Master Lease Agreement, with each bundle containing approximately 6 to 21 leased properties. Other than the CMBS Lease, which has only nursing center properties, each bundle contains both nursing centers and hospitals. All leased properties within a bundle have base terms ranging from 10 to 15 years beginning from May 1, 1998, subject to certain exceptions.

At the Company’s option, all, but not less than all, of the leased properties in a bundle may be extended for one five-year renewal term beyond the base term at the then existing rental rate plus the then existing escalation amount per annum. The Company may further extend the term for two additional five-year renewal terms beyond the first renewal term at the greater of the then existing rental rate plus the then existing escalation amount per annum or the then fair market value rental rate. The rental rate during the first renewal term and any additional renewal term in which rent due is based on the then existing rental rate will escalate each year during such term(s) at the applicable escalation rate.

The Company may not extend the Master Lease Agreements beyond the base term or any previously exercised renewal term if, at the time the Company seeks such extension and at the time such extension takes effect, (1) an event of default has occurred and is continuing or (2) a Medicare/Medicaid event of default (as described below) and/or a licensed bed event of default (as described below) has occurred and is continuing with respect to three or more leased properties subject to a particular Master Lease Agreement. The base term and renewal term of each Master Lease Agreement are subject to termination upon default by the Company (subject to certain exceptions) and certain other conditions described in the Master Lease Agreements.

Rental Amounts and Escalators

Each Master Lease Agreement is commonly known as a triple-net lease or an absolute-net lease. Accordingly, in addition to rent, the Company is required to pay the following: (1) all insurance required in connection with the leased properties and the business conducted on the leased properties, (2) certain taxes levied on or with respect to the leased properties (other than taxes on the net income of Ventas) and (3) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Under each Master Lease Agreement, the aggregate annual rent is referred to as base rent. Base rent equals the sum of current rent and accrued rent. The Company is obligated to pay the portion of base rent that is current rent, and unpaid accrued rent will be paid as set forth below.

From the effective date of the Master Lease Agreements through April 30, 2004, base rent will equal the current rent. Under the Master Lease Agreements, the annual aggregate base rent owed by the Company currently is $178.4 million. For the period from May 1, 2001 through April 30, 2004, annual aggregate base rent payable in cash will escalate at an annual rate of 3½% over the prior period base rent if certain revenue parameters are obtained. The Company paid rents to Ventas (including amounts paid on the facilities purchased from Ventas) approximating $185.7 million for the year ended December 31, 2003 and $184.3 million for the year ended December 31, 2002.

Beginning May 1, 2004, each Master Lease Agreement provides for rent escalation if the patient revenues for the leased properties meet certain revenue criteria measured on a calendar year basis. As such, the annual aggregate base rent will escalate at an annual rate of 3½%. As a result of the amendments to the Master Lease Agreements entered into in connection with the 2003 Ventas Transactions, the annual rent escalators will be payable in cash.

Reset Rights

During the one-year period commencing in July 2006, Ventas will have a one-time option to reset the base rent, current rent and accrued rent under each Master Lease Agreement to the then fair market rental of the leased properties. Upon exercising this reset right, Ventas will pay the Company a fee equal to a prorated portion of $5 million based upon the proportion of base rent payable under the Master Lease Agreement(s) with respect to which rent is reset to the total base rent payable under all of the Master Lease Agreements. The determination of the fair market rental will be effectuated through the appraisal procedures in the Master Lease Agreements.

Use of the Leased Property

The Master Lease Agreements require that the Company utilize the leased properties solely for the provision of healthcare services and related uses and as Ventas may otherwise consent. The Company is responsible for maintaining or causing to be maintained all licenses, certificates and permits necessary for the leased properties to comply with various healthcare and other regulations. The Company also is obligated to operate continuously each leased property as a provider of healthcare services.

Events of Default

Under each Master Lease Agreement, an “Event of Default” will be deemed to occur if, among other things:

•	the Company fails to pay rent or other amounts within five days after notice,

•	the Company fails to comply with covenants, which failure continues for 30 days or, so long as diligent efforts to cure such failure are being made, such longer period (not over 180 days) as is necessary to cure such failure,

•	certain bankruptcy or insolvency events occur, including filing a petition of bankruptcy or a petition for reorganization under the Bankruptcy Code,

•	an event of default arises from the Company’s failure to pay principal or interest on its senior secured notes or any other indebtedness exceeding $50 million,

•	the maturity of the senior secured notes or any other indebtedness exceeding $50 million is accelerated,

•	the Company ceases to operate any leased property as a provider of healthcare services for a period of 30 days,

•	a default occurs under any guaranty of any lease or the indemnity agreements with Ventas,

•	the Company or its subtenant lose any required healthcare license, permit or approval or fail to comply with any legal requirements as determined by a final unappealable determination,

•	the Company fails to maintain insurance,

•	the Company creates or allows to remain certain liens,

•	the Company breaches any material representation or warranty,

•	a reduction occurs in the number of licensed beds in a facility, generally in excess of 10% (or less than 10% if the Company has voluntarily “banked” licensed beds) of the number of licensed beds in the applicable facility on the commencement date (a “licensed bed event of default”),

•	Medicare or Medicaid certification with respect to a participating facility is revoked and re-certification does not occur for 120 days (plus an additional 60 days in certain circumstances) (a “Medicare/Medicaid event of default”),

•	the Company becomes subject to regulatory sanctions as determined by a final unappealable determination and fails to cure such regulatory sanctions within the specified cure period for any facility,

•	the Company fails to cure a breach of any permitted encumbrance within the applicable cure period and, as a result, a real property interest or other beneficial property right of Ventas is at material risk of being terminated, or

•	the Company fails to cure the breach of any of the obligations of Ventas as lessee under any existing ground lease within the applicable cure period and, if such breach is a non-monetary, non-material breach, such existing ground lease is at material risk of being terminated.

Remedies for an Event of Default

Except as noted below, upon an Event of Default under one of the Master Lease Agreements, Ventas may, at its option, exercise the following remedies:

(1)    after not less than ten days’ notice to the Company, terminate the Master Lease Agreement to which such Event of Default relates, repossess any leased property, relet any leased property to a third party and require that the Company pay to Ventas, as liquidated damages, the net present value of the rent for the balance of the term, discounted at the prime rate,

(2)    without terminating the Master Lease Agreement to which such Event of Default relates, repossess the leased property and relet the leased property with the Company remaining liable under such Master Lease Agreement for all obligations to be performed by the Company thereunder, including the difference, if any, between the rent under such Master Lease Agreement and the rent payable as a result of the reletting of the leased property, and

(3)    seek any and all other rights and remedies available under law or in equity.

In addition to the remedies noted above, under the Master Lease Agreements, Ventas may, in the case of a facility-specific event of default, terminate a Master Lease Agreement as to the leased property to which the Event of Default relates, and may, but need not, terminate the entire Master Lease Agreement. Each of the Master Lease Agreements includes special rules relative to Medicare/Medicaid events of default and licensed bed events of default. In the event a Medicare/Medicaid event of default and/or a licensed bed event of default occurs and is continuing (a) with respect to not more than two properties at the same time under a Master Lease Agreement that covers 41 or more properties and (b) with respect to not more than one property at the same time under a Master Lease Agreement that covers 21 to and including 40 properties, Ventas may not exercise termination or dispossession remedies against any property other than the property or properties to which the event of default relates. Thus, in the event Medicare/Medicaid events of default and licensed bed events of default would occur and be continuing (a) with respect to one property under a Master Lease Agreement that covers less than 20 properties, (b) with respect to two or more properties at the same time under a Master Lease Agreement that covers 21 to and including 40 properties, or (c) with respect to three or more properties at the same time under a Master Lease Agreement that covers 41 or more properties, then Ventas would be entitled to exercise all rights and remedies available to it under the Master Lease Agreements.

Assignment and Subletting

Except as noted below, the Master Lease Agreements provide that the Company may not assign, sublease or otherwise transfer any leased property or any portion of a leased property as a whole (or in substantial part), including by virtue of a change of control, without the consent of Ventas, which may not be unreasonably withheld if the proposed assignee (1) is a creditworthy entity with sufficient financial stability to satisfy its obligations under the related Master Lease Agreement, (2) has not less than four years experience in operating healthcare facilities, (3) has a favorable business and operational reputation and character and (4) has all licenses, permits, approvals and authorizations to operate the facility and agrees to comply with the use restrictions in the related Master Lease Agreement. The obligation of Ventas to consent to a subletting or assignment is subject to the reasonable approval rights of any mortgagee and/or the lenders under its credit agreement. The Company may sublease up to 20% of each leased property for restaurants, gift shops and other stores or services customarily found in hospitals or nursing centers without the consent of Ventas, subject, however, to there being no material alteration in the character of the leased property or in the nature of the business conducted on such leased property.

In addition, each Master Lease Agreement allows the Company to assign or sublease (a) without the consent of Ventas, 10% of the nursing center facilities in each Master Lease Agreement and (b) with Ventas’s consent

(which consent will not be unreasonably withheld, delayed or conditioned), two hospitals in each Master Lease Agreement, if either (i) the applicable regulatory authorities have threatened to revoke an authorization necessary to operate such leased property or (ii) the Company cannot profitably operate such leased property. Any such proposed assignee/sublessee must satisfy the requirements listed above and it must have all licenses, permits, approvals and other authorizations required to operate the leased properties in accordance with the applicable permitted use. With respect to any assignment or sublease made under this provision, Ventas agrees to execute a nondisturbance and attornment agreement with such proposed assignee or subtenant. Upon any assignment or subletting, the Company will not be released from its obligations under the applicable Master Lease Agreement.

Subject to certain exclusions, the Company must pay to Ventas 80% of any consideration received by the Company on account of an assignment and 80% (50% in the case of existing subleases) of sublease rent payments (approximately equal to revenue net of specified allowed expenses attributable to a sublease, and specifically defined in the Master Lease Agreements), provided that Ventas’s right to such payments will be subordinate to that of the Company’s lenders.

Ventas will have the right to approve the purchaser at a foreclosure of one or more of the Company’s leasehold mortgages by the Company’s lenders. Such approval will not be unreasonably withheld so long as such purchaser is creditworthy, reputable and has four years experience in operating healthcare facilities. Any dispute regarding whether Ventas has unreasonably withheld its consent to such purchaser will be subject to expedited arbitration.

Spin-off Agreements and other Arrangements Under the Plan of Reorganization with Ventas

In order to govern certain of the relationships between the Company and Ventas after the Spin-off and to provide mechanisms for an orderly transition, the Company entered into the Spin-off Agreements with Ventas at the time of the Spin-off. Except as noted below, the following agreements between Ventas and the Company were assumed by the Company and certain of these agreements were simultaneously amended in accordance with the terms of the Plan of Reorganization.

Tax Allocation Agreement and Tax Refund Escrow Agreement

The Tax Allocation Agreement, entered into at the time of the Spin-off, was assumed by the Company under the Plan of Reorganization and then amended and supplemented by the Tax Refund Escrow Agreement (as defined below). Both of these agreements are described below.

The Tax Allocation Agreement provides that the Company will be liable for, and will hold Ventas harmless from and against, (1) any taxes of the Company and its then subsidiaries (the “Kindred Group”) for periods after the Spin-off, (2) any taxes of Ventas and its then subsidiaries (the “Ventas Group”) or the Kindred Group for periods prior to the Spin-off (other than taxes associated with the Spin-off) with respect to the portion of such taxes attributable to assets owned by the Kindred Group immediately after completion of the Spin-off and (3) any taxes attributable to the Spin-off to the extent that the Company derives certain tax benefits as a result of the payment of such taxes. Under the Tax Allocation Agreement, the Company would be entitled to any refund or credit in respect of taxes owed or paid by the Company under (1), (2) or (3) above. The Company’s liability for taxes for purposes of the Tax Allocation Agreement would be measured by Ventas’s actual liability for taxes after applying certain tax benefits otherwise available to Ventas other than tax benefits that Ventas in good faith determines would actually offset tax liabilities of Ventas in other taxable years or periods. Any right to a refund for purposes of the Tax Allocation Agreement would be measured by the actual refund or credit attributable to the adjustment without regard to offsetting tax attributes of Ventas.

Under the Tax Allocation Agreement, Ventas would be liable for, and would hold the Company harmless against, any taxes imposed on the Ventas Group or the Kindred Group other than taxes for which the Kindred Group is liable as described in the above paragraph. Ventas would be entitled to any refund or credit for taxes owed or paid by Ventas as described in this paragraph. Ventas’s liability for taxes for purposes of the Tax Allocation Agreement would be measured by the Kindred Group’s actual liability for taxes after applying certain tax benefits otherwise available to the Kindred Group other than tax benefits that the Kindred Group in good faith determines would actually offset tax liabilities of the Kindred Group in other taxable years or periods. Any right to a refund would be measured by the actual refund or credit attributable to the adjustment without regard to offsetting tax attributes of the Kindred Group.

On the Effective Date, the Company entered into the Tax Refund Escrow Agreement and First Amendment to the Tax Allocation Agreement (the “Tax Refund Escrow Agreement”) with Ventas governing the Company’s and Ventas’s relative entitlement to certain tax refunds received on or after September 13, 1999 by Ventas or the Company for the tax periods prior to and including the Spin-off that each has received or may receive in the future. The Tax Refund Escrow Agreement amends and supplements the Tax Allocation Agreement. Under the terms of the Tax Refund Escrow Agreement, refunds (“Subject Refunds”) received on or after September 13, 1999 by either Ventas or the Company with respect to federal, state or local income, gross receipts, windfall profits, transfer, duty, value-added, property, franchise, license, excise, sales and use, capital, employment, withholding, payroll, occupational or similar business taxes (including interest, penalties and additions to tax, but excluding certain refunds), for taxable periods ending on or prior to May 1, 1998 (“Subject Taxes”) were deposited into an escrow account with a third party escrow agent on the Effective Date.

The Tax Refund Escrow Agreement provides that each party shall notify the other of any asserted Subject Tax liability of which it becomes aware, that either party may request that asserted liabilities for Subject Taxes be contested, that neither party may settle such a contest without the consent of the other, that each party shall have a right to participate in any such contest, and that the parties generally shall cooperate with regard to Subject Taxes and Subject Refunds and shall mutually and jointly control any audit or review process related thereto. The funds in the escrow account may be released from the escrow account to pay Subject Taxes and as otherwise provided therein.

The Tax Refund Escrow Agreement provides generally that Ventas and the Company waive their respective rights under the Tax Allocation Agreement to make claims against each other with respect to Subject Taxes satisfied by the escrow funds, notwithstanding the indemnification provisions of the Tax Allocation Agreement. To the extent that the escrow funds are insufficient to satisfy all liabilities for Subject Taxes that are finally determined to be due (such excess amount, “Excess Taxes”), the relative liability of Ventas and the Company to pay such Excess Taxes shall be determined as provided in the Tax Refund Escrow Agreement. Disputes under the Tax Refund Escrow Agreement, and the determination of the relative liability of Ventas and the Company to pay Excess Taxes, if any, are governed by the arbitration provision of the Tax Allocation Agreement.

Interest earned on the escrow funds or included in refund amounts received from governmental authorities will be distributed equally to Ventas and the Company on an annual basis. For the years ended December 31, 2003 and 2002 and the nine months ended December 31, 2001, the Company recorded approximately $50,000, $261,000 and $368,000, respectively, of interest income related to the escrow funds. Any escrow funds remaining in the escrow account after no further claims may be made by governmental authorities with respect to Subject Taxes or Subject Refunds (because of the expiration of statutes of limitation or otherwise) will be distributed equally to Ventas and the Company.

Agreement of Indemnity-Third Party Leases

In connection with the Spin-off, Ventas assigned its former third party lease obligations (i.e., leases under which an unrelated third party is the landlord) as a tenant or as a guarantor of tenant to the Company. The lessors of these properties may claim that Ventas remains liable on these third party leases assigned to the Company. Under the terms of the Agreement of Indemnity-Third Party Leases, the Company has agreed to indemnify and hold Ventas harmless from and against all claims against Ventas arising out of these third party leases. Under the Plan of Reorganization, the Company assumed and agreed to fulfill its obligations under the Agreement of Indemnity-Third Party Leases.

Agreement of Indemnity-Third Party Contracts

In connection with the Spin-off, Ventas assigned its former third party guaranty agreements to the Company. Ventas may remain liable on these third party guarantees assigned to the Company. Under the terms of the Agreement of Indemnity-Third Party Contracts, the Company has agreed to indemnify and hold Ventas harmless from and against all claims against Ventas arising out of these third party guarantees assigned to the Company. The third party guarantees were entered into in connection with certain acquisitions and financing transactions that occurred prior to the Spin-off. Under the Plan of Reorganization, the Company assumed and agreed to fulfill its obligations under the Agreement of Indemnity-Third Party Contracts.

Assumption of other Liabilities

In connection with the Spin-off, the Company agreed to assume and to indemnify Ventas for any and all liabilities that may arise out of the ownership or operation of the healthcare operations either before or after the date of the Spin-off. The indemnification provided by the Company also covers losses, including costs and expenses, which may arise from any future claims asserted against Ventas based on these healthcare operations. In addition, at the time of the Spin-off, the Company agreed to assume the defense, on behalf of Ventas, of any claims that were pending at the time of the Spin-off, and which arose out of the ownership or operation of the healthcare operations. The Company also agreed to defend, on behalf of Ventas, any claims asserted after the Spin-off which arise out of the ownership and operation of the healthcare operations. Under the Plan of Reorganization, the Company assumed and agreed to perform its obligations under these indemnifications.

Other Related Party Transactions

Dr. Thomas P. Cooper, a director of the Company, is the Chairman, Chief Executive Officer and a shareholder of Vericare, Inc. (“Vericare”). Vericare has contracts to provide mental health services to 15 skilled nursing facilities operated by the Company. Under these contracts, Vericare bills the individual resident or the appropriate third party payor for the services provided by Vericare. The Company does not pay Vericare for these services nor does Vericare make any payments to the Company related to these services.

The son of Edward L. Kuntz, Executive Chairman and former Chief Executive Officer of the Company, has been employed by the firm of Reed Smith LLP since October 2002. The Company paid approximately $756,000 for legal services rendered by the law firm of Reed Smith LLP during 2003. The fees paid to Reed Smith represent approximately 2.3% of the legal fees paid by the Company in 2003. It is anticipated that Reed Smith will provide legal services to the Company in 2004.

2.    PROPOSAL TO APPROVE THE KINDRED HEALTHCARE, INC. 2001

STOCK INCENTIVE PLAN, AMENDED AND RESTATED

The Board of Directors determined that it was in the Company’s best interest to adopt a flexible program of equity incentive awards that promotes the Company’s interests and the interests of its shareholders by providing key employees and consultants with an appropriate incentive to continue in their employ and to improve the Company’s growth and profitability. The Kindred Healthcare, Inc. 2001 Stock Incentive Plan (the “Incentive Plan”) is designed to provide such flexibility, while tying such incentives to the actual growth realized by the Company’s shareholders.

The Board of Directors adopted the current version of the Incentive Plan on February 12, 2002, subject to shareholder approval. The Company’s shareholders approved the Incentive Plan on April 16, 2002. On December 16, 2003, the Board of Directors amended and restated the Incentive Plan (as amended and restated, the “Amended Plan”), subject to shareholder approval. The following are the material amendments contained in the Amended Plan:

•	Increase the number of shares of Common Stock available for issuance under the Amended Plan from 2,000,000 to 3,500,000 shares. As of January 1, 2004, approximately 1,374,000 shares of Common Stock have been issued or are subject to issuance in the future upon the exercise of outstanding stock options;

•	Limit the number of shares of restricted Common Stock available for award under the Amended Plan to no more than 1,750,000 shares;

•	Eliminate the authority of the Board of Directors to reprice or reduce the exercise price of stock options, tandem stock appreciation rights (“tandem SARs”) or stand-alone stock appreciation rights (“stand-alone SARs”) under the Amended Plan without shareholder approval;

•	Require that shares of restricted Common Stock vest over a period of at least three years from the date of grant;

•	Require that the Amended Plan be administered by a committee of the Board of Directors consisting of two or more persons, each of whom is, among other things, an “independent” director as required by the listing standards of the Nasdaq Stock Market or any security exchange on which the Common Stock is listed;

•	Provide that stock options may be exercised by participants in the Amended Plan through a registered broker-dealer pursuant to cashless exercise procedures that the Company deems acceptable from time to time; and

•	The Board of Directors also approved certain technical amendments to facilitate administration of the Amended Plan.

The following is a summary of the material features of the Amended Plan. This summary is subject in all respects to the complete text of the Amended Plan, which is attached as Appendix A.

In General

The Amended Plan provides for the grant of several types of stock-based awards to the Company’s employees and to employees of its affiliates: incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs” and together with ISOs, “Options”); tandem SARs, stand-alone SARs, performance units, restricted shares, and stock bonuses, each of which is described in detail below.

The Amended Plan is administered by a committee of the Board of Directors comprised of two or more directors, each of whom must be an “independent” director as required by the listing standards of the Nasdaq Stock Market or any security exchange on which the Common Stock is traded (i.e., the Executive Compensation Committee). The Executive Compensation Committee identifies the employees who may be granted incentive awards (“participants”), the number and type(s) of such awards granted, and all other relevant factors, as described in more detail below. Approximately 550 employees are eligible to participate in the Amended Plan. Generally, employees who are primarily responsible for the management, growth or protection of the Company are eligible to participate in the Amended Plan.

Awards may be granted with respect to no more than 3,500,000 shares of Common Stock in the aggregate. In any calendar year, each participant may be granted (1) Options with respect to no more than 150,000 shares in the aggregate, (2) tandem SARs and stand-alone SARs (collectively) with respect to no more than 100,000 shares in the aggregate, (3) performance units with respect to no more than 100,000 shares in the aggregate, (4) restricted stock with respect to no more than 100,000 shares in the aggregate, and (5) stock bonuses of no more than 25,000 shares in the aggregate. In addition, shares issued during the term of the Amended Plan for awards other than Options, stand-alone SARS and tandem SARS shall not exceed 1,750,000 shares. Shares of Common Stock issued under the Amended Plan may be either newly issued shares or treasury shares.

Options

Each Option will entitle the holder to purchase a specified number of shares of Common Stock. The exercise price and vesting schedule of each Option will be determined by the Executive Compensation Committee on the date of grant of such Option and will be set forth in an option grant agreement. No Option will be exercisable after the expiration of ten years from the date such Option is granted. The exercise price will not be less than the fair market value of a share on the date of grant. The exercise price will be paid in cash or in shares of Common Stock (owned for at least six months) valued at their fair market value on the date of exercise. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Company. Each Option will have a term of ten years.

In the event that the employment of a participant terminates (1) for any reason other than Disability, Retirement, Cause (as such terms are defined in the Amended Plan) or death, Options granted to such participant, to the extent that they were exercisable at the time of termination, will remain exercisable for ninety days after such termination, and those not exercisable at such time will expire at such time; (2) on account of the Retirement of the participant, Options granted to such participant, to the extent that they were exercisable at the time of termination, will remain exercisable for two years from termination (in the case of NQSOs) or for 90 days after termination (in the case of ISOs), and those not exercisable at such time will expire at such time; (3) on account of the Disability or death of the participant, Options granted to such participant will become immediately exercisable and will remain exercisable by such participant or his designated beneficiary, respectively, for two years from termination (in the case of NQSOs) or for one year after termination (in the case of ISOs); and (4) for Cause, all outstanding Options granted to such participant will expire at the commencement of business on the date of such termination. However, no Option may be exercised after the expiration of its term.

Upon the occurrence of a Change in Control of the Company (as defined in the Amended Plan), each Option granted under the Amended Plan and outstanding at such time will become fully and immediately exercisable and will remain exercisable until its expiration or cancellation under the Amended Plan. Furthermore, the Executive Compensation Committee may specify at the time of grant that a participant will have the right to sell each Option back to the Company for the excess of the fair market value of a share on the date of such Change in Control over the exercise price of such Option.

Tandem SARs

Tandem SARs may be granted by the Executive Compensation Committee in connection with any Option granted under the Amended Plan (either at the same time as the grant of such Option or at a later time), and may be granted with respect to the same number of shares or fewer shares as the underlying Option. The terms of tandem SARs granted to a participant will be set forth in an agreement at the time of grant. Tandem SARs will be exercisable at the same time and to the same extent (on a proportional basis) as its related Option. The exercise of a tandem SAR will cause the cancellation of its related Option with respect to the number of shares exercised, and the exercise or cancellation of an Option will cause the cancellation of related tandem SARs with respect to the same number of shares.

Upon the exercise of a tandem SAR, pursuant to the grant agreement, the participant will receive, with respect to each share underlying the tandem SAR, (i) a cash payment equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of such tandem SAR, (ii) a number of shares which on the date of exercise have a fair market value equal to such excess, or (iii) a combination of cash and shares.

The exercise of a tandem SAR upon or after the occurrence of a Change in Control will entitle a participant to a cash payment for each underlying share exercised equal to the greater of (i) the excess of the highest price paid for a share of Common Stock in connection with the Change in Control over the exercise price and (ii) the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price.

Stand-Alone SARs

Stand-alone SARs may be granted by the Executive Compensation Committee. The vesting schedule of each stand-alone SAR will be determined by the Executive Compensation Committee on the date of grant and set forth in a grant agreement. Each stand-alone SAR will have a term of ten years.

Upon the exercise of a stand-alone SAR, pursuant to the grant agreement, the participant will receive, with respect to each share underlying the stand-alone SAR, (i) a cash payment equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of such stand-alone SAR, (ii) a number of shares which on the date of exercise have a fair market value equal to such excess, or (iii) a combination of cash and shares.

In the event that the employment of a participant terminates (1) for any reason other than Disability, Retirement, Cause or death, stand-alone SARs granted to such participant, to the extent that they were exercisable at the time of termination, will remain exercisable for ninety days after such termination, and those not exercisable at such time will expire at such time; (2) on account of the Retirement of the participant, stand-alone SARs granted to such participant, to the extent that they were exercisable at the time of termination, will remain exercisable for two years from termination, and those not exercisable at such time will expire at such time; (3) on account of the Disability or death of the participant, stand-alone SARs granted to such participant will become immediately exercisable and will remain exercisable by such participant or his designated beneficiary, respectively, for two years from termination; and (4) for Cause, all outstanding stand-alone SARs granted to such participant will expire at the commencement of business on the date of such termination. However, no stand-alone SAR may be exercised after the expiration of its term.

Upon the occurrence of a Change in Control of the Company, each stand-alone SAR granted under the Amended Plan and outstanding at such time will become fully and immediately exercisable and will remain exercisable until its expiration or cancellation under the Amended Plan. Furthermore, the exercise of a stand-alone SAR upon or after the occurrence of a Change in Control will entitle a participant to a cash payment for each underlying share exercised equal to the greater of (1) the excess of the highest price paid for a share of Common Stock in connection with the Change in Control over the exercise price and (2) the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price.

Performance Units

Performance units are based on the achievement of performance goals over a specified performance period, the terms of which will be specified by the Executive Compensation Committee in a grant agreement at the time of grant. Performance periods, established by the Executive Compensation Committee from time to time, may be for any duration between six months and five years. Performance goals with respect to each performance period, which are to be established by the Executive Compensation Committee within the first ninety days of the performance period (or before 25% of a performance period of a shorter duration than one year has elapsed), may be expressed in terms of (1) earnings per share of Common Stock, (2) share price of Common Stock, (3) pre-tax profit, (4) net earnings, (5) return on equity or assets, (6) revenues, (7) account receivable collection days, (8) earnings before interest, tax, depreciation, amortization and rent, (9) individual management, performance or quality objectives, (10) any combination of the foregoing, or (11) such other goals as the Executive Compensation Committee may determine, and any components of performance goals may be based, in whole or in part, on the performance of an affiliate of the Company.

After the end of a performance period, the Executive Compensation Committee will determine the extent to which performance goals for such period have been achieved, if at all. If achieved in full, each applicable participant will be allocated shares equal to the number of performance units initially awarded to such participant for such period; if partially achieved, the Executive Compensation Committee may provide for the allocation of fewer shares. Payment may be, in the discretion of the Executive Compensation Committee, in cash (equal to the fair market value of a share multiplied by the number of shares being allocated), in shares or in a combination of cash and shares.

If the employment of a participant terminates prior to the expiration of a performance period for any reason other than death or Disability, the performance units then held by such participant will terminate. If the employment of a participant terminates by reason of death or Disability prior to the expiration of a performance period, all outstanding performance units held by such participant with respect to such performance period will be paid to the participant or the participant’s estate, as the case may be, as if all applicable performance goals had been fully achieved, provided that such payment will be prorated to reflect the portion of the performance period during which such participant was employed.

Upon a Change in Control, all outstanding performance units under any performance period will become fully vested and immediately payable as if performance goals were fully achieved, without proration, in which case the payment will be in cash equal to the product of the number of outstanding performance units and the greater of (i) the fair market value of a share on the date of such Change in Control and (ii) the highest price per share paid in connection with such Change in Control.

Restricted Shares

Restricted shares granted by the Executive Compensation Committee under the Amended Plan may not be transferred, pledged, assigned or otherwise encumbered by the participant and will be subject to forfeiture until they vest and become fully transferable without restriction according to the vesting schedule set forth in an agreement evidencing such restricted shares. Any restricted shares must vest over a period of at least three years from the date of grant.

If a participant’s employment terminates prior to the scheduled vesting dates of any restricted shares for any reason other than death or Disability, all restricted shares awarded to such participant that have not yet vested will be forfeited on the date of termination without payment of any consideration therefor. In the event that the employment of a participant terminates by reason of death or Disability prior to the expiration of any vesting period, all restricted shares awarded to such participant will immediately vest.

Upon a Change in Control, all outstanding restricted shares will immediately vest and become fully transferable.

Stock Bonuses

The Executive Compensation Committee may grant stock bonuses to participants from time to time. Stock bonuses may be paid at such time and subject to such conditions as the Executive Compensation Committee may determine at the time of grant.

Benefits to Named Executive Officers and Others

Since the incentive awards granted under the Amended Plan are discretionary, no data can be provided regarding planned future grants. Therefore, the following table sets forth information pertaining to stock options and shares of restricted Common Stock which were granted in 2003 pursuant to the Amended Plan to the persons or groups named below during 2003. The closing trading price of the Common Stock as reported on the Nasdaq Stock Market on March 26, 2004 was $49.85 per share.

Amended Plan

Name and Position	Total Number of Options	Dollar Value (2)	Total Number of Restricted Shares	Dollar Value (3)
Edward L. Kuntz, Executive Chairman of the Board	57,888	$1,732,588	43,416	$2,256,764
Paul J. Diaz, President and Chief Executive Officer	98,592	1,904,459	88,944	4,623,309
Richard A. Lechleiter, Senior Vice President and Chief Financial Officer	12,665	379,063	9,499	493,758
Richard E. Chapman, Chief Administrative and Information Officer and Senior Vice President	12,665	379,063	9,499	493,758
Frank J. Battafarano, President Hospital Division	12,665	379,063	9,499	493,758
All current executive officers as a group(1)	234,858	5,982,899	191,145	9,935,717
All other employees, including all current officers who are not executive officers, as a group	306,720	8,413,313	82,452	4,285,855

(1)	These amounts include awards made to the Named Executive Officers.

(2)	These values are computed by subtracting the option exercise price for in-the-money options from the closing price of $51.98 reported on the Nasdaq Stock Market for the Common Stock on December 31, 2003, and multiplying that figure by the number of in-the-money options.

(3)	Values for restricted shares under the Amended Plan are calculated by multiplying the closing price of $51.98 reported on the Nasdaq Stock Market for the Common Stock on December 31, 2003 by the number of restricted shares.

General Plan Provisions

In the event that any outstanding award under the Amended Plan expires, terminates or is canceled for any reason, the shares of Common Stock subject to the unexercised, unvested or unpaid portion of such award will again be available for award pursuant to the Amended Plan.

The Amended Plan provides for an appropriate adjustment in the number of shares of Common Stock available to be issued under the Amended Plan and in the related exercise price for such shares, upon a change in the capitalization of Kindred, a stock dividend or split, a merger or combination of shares and certain other similar events.

During the lifetime of a participant, each incentive award granted to a participant is only exercisable by or payable to the participant. No award is transferable or assignable other than by will or the laws of descent and distribution.

Amendment or Termination of the Amended Plan

The Board of Directors may amend the provisions of the Amended Plan at any time and from time to time, but no amendment may be made that would impair the rights of a participant under a previously granted award, without the participant’s consent, or that, without the approval of the Company’s shareholders, would increase the total number of shares reserved for the purpose of the Amended Plan or would reduce the exercise price for Options, stand-alone SARs or tandem SARS by repricing or replacing such awards.

Principal Federal Income Tax Consequences of Options Granted Under the Amended Plan to Participants and the Company

The following is a summary of the principal U.S. federal income tax consequences generally applicable to the Company and to participants upon the grant and exercise of ISOs and NQSOs under the Amended Plan under the now applicable provisions of the Code and the regulations thereunder.

Incentive Stock Options.    A participant is not deemed to have received taxable income upon grant or exercise of any ISO. Upon exercise of an ISO, the spread between the fair market value of the shares received and the exercise price will be an item of adjustment for purposes of the alternative minimum tax, unless the participant disposes of the shares in the same tax year as the ISO is exercised. If a participant disposes of such shares within one year after the date of exercise and two years after the date of grant (the “ISO Holding Period”) (such disposition, a “Disqualifying Disposition”), any gain on such Disqualifying Disposition, up to the amount of the spread on exercise, will be ordinary income, with the balance being capital gain. All other gains upon dispositions of shares received upon exercise of an ISO will be capital gain in an amount equal to the excess of the proceeds received over the exercise price.

If the participant surrenders previously-owned shares acquired upon the exercise of an ISO which have not satisfied the ISO Holding Period in payment of any or all of the exercise price of an ISO, such surrender is a Disqualifying Disposition of the surrendered shares that will result in the recognition of ordinary income (although not of capital gain) as described in the immediately preceding paragraph. The number of shares received upon exercise of the ISO equal in number to the previously-owned shares so surrendered would have the tax basis, increased by the amount of ordinary income recognized upon the Disqualifying Disposition, and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise of the ISO would have a tax basis equal to the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise. The ISO Holding Period with respect to all the shares acquired pursuant to the ISO would start on the date of exercise.

If the participant surrenders previously-owned shares (other than any shares acquired upon the exercise of an ISO which has not satisfied the ISO Holding Period) in payment of any or all of the exercise price of an ISO, the shares received upon exercise of the ISO equal in number to the previously-owned shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise of the ISO would have a tax basis equal to the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise. The ISO Holding Period with respect to all the shares acquired pursuant to the ISO would start on the date of exercise.

Non-Qualified Stock Options.    A participant is not taxed upon grant of an NQSO. Generally, a participant will have ordinary income upon exercise of an NQSO in an amount equal to the excess of the fair market value on the date of exercise of the shares purchased over the exercise price paid upon exercise.

If the participant surrenders previously-owned shares in payment of any or all of the exercise price of an NQSO, the shares received upon exercise of such NQSO equal in number to the previously-owned shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise would have a tax basis equal to the amount taxable as ordinary income upon such exercise (as described in the immediately preceding paragraph) plus the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise.

In addition, according to proposed regulations issued by the U.S. Treasury Department, the surrender of previously-owned shares acquired upon the exercise of an ISO which have not satisfied the ISO Holding Period in payment of any or all of the exercise price of an NQSO would not be a Disqualifying Disposition of the surrendered shares that would result in the recognition of ordinary income. Rather, if the participant surrenders previously-owned shares acquired upon the exercise of an ISO in payment of any or all of the exercise price of an NQSO, a number of shares received upon exercise of the NQSO equal to the number of previously-owned shares surrendered would be treated as shares received upon the exercise of the ISO and only the additional shares received upon exercise of the NQSO would be treated as such.

Tax Consequences to the Company.    The Company or an affiliate of the Company that employs a participant generally will be entitled to a federal income tax deduction in an amount equal to the amount of compensation income, taxable as ordinary income, recognized by the participant as a result of the exercise of an option in the year of recognition by the participant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

3.    PROPOSAL TO APPROVE THE KINDRED HEALTHCARE, INC. 2001

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS,

AMENDED AND RESTATED

The Directors Plan is a program of equity incentive awards that promotes the Company’s interests and the interests of its shareholders by allowing the Company to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Company.

The Board of Directors initially adopted the Directors Plan on May 21, 2001. The Directors Plan has not previously been approved by the Company’s shareholders. On March 19, 2004, the Board of Directors amended and restated the Directors Plan (as amended and restated, the “Amended Directors Plan”), subject to shareholder approval. The following are the material amendments contained in the Amended Directors Plan:

•	Increase the number of shares of Common Stock available for issuance under the Amended Directors Plan from 200,000 to 300,000 shares. As of December 31, 2003, 100,000 shares of Common Stock are subject to issuance in the future upon the exercise of outstanding stock options under the Directors Plan;

•	Increase the number of stock options issued to a non-employee director upon the appointment or election of such director to the Company’s Board of Directors for the first time from 10,000 shares of Common Stock to 15,000 shares;

•	Increase the number of stock options issued each year to each acting non-employee director from 3,000 shares of Common Stock to 5,000 shares;

•	Eliminate the authority of the Board of Directors to accelerate the exercisability of stock options under the Amended Directors Plan;

•	Eliminate the authority of the Board of Directors to reprice or reduce the exercise price of stock options under the Amended Directors Plan without shareholder approval;

•	Provide that stock options may be exercised through a registered broker-dealer pursuant to cashless exercise procedures that the Company deems acceptable from time to time; and

•	The Board of Directors also approved certain technical amendments to facilitate administration of the Amended Directors Plan.

The following is a summary of the material features of the Amended Directors Plan. This summary is subject in all respects to the complete text of the Amended Directors Plan, which is attached as Appendix B.

In General

The Amended Directors Plan provides for the grant of stock options to the Company’s non-employee directors as described in detail below. The Amended Directors Plan is designed to operate automatically without significant administration, but to the extent administration is required, the Amended Directors Plan will be administered by the Executive Compensation Committee of the Board of Directors. Only the Company’s non-employee directors are eligible to participate in the Amended Directors Plan. As of March 29, 2004, there were six non-employee directors eligible to participate in the Amended Directors Plan.

Stock options may be granted with respect to no more than 300,000 shares of Common Stock in the aggregate. Upon the appointment or election of a person as a non-employee director for the first time following the approval of the Amended Directors Plan, such non-employee director will receive a one-time grant of stock options for 15,000 shares of Common Stock. In addition, on January 10 of each year during the term of the Amended Directors Plan, each non-employee director who is acting as a director on such date will receive an annual grant of stock options for 5,000 shares of Common Stock.

Stock Options

Each stock option will entitle the holder to purchase a specified number of shares of Common Stock. Each stock option will have a term of ten years from the date of grant unless such option is earlier terminated in accordance with the terms of the Amended Directors Plan. Options will be exercisable in four equal annual installments on each of the first through fourth anniversaries of the date of grant. The exercise price will be equal to the fair market value of a share of Common Stock on the date of grant. The exercise price will be paid (1) in cash, (2) in shares of Common Stock (owned for at least six months) valued at their fair market value on the date of exercise, or (3) a combination of both. In addition, stock options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Company.

In the event that a non-employee director ceases to be a director of the Company (1) because he or she was removed from the Board for Cause (as defined in the Amended Directors Plan), all stock options will terminate on the date of such director’s removal; (2) by reason of death or Disability (as defined in the Amended Directors Plan), stock options that were exercisable at such time will remain exercisable for one year after the date of death or Disability (unless the options earlier expire); and (3) for any reason other than death, Disability or removal for Cause, stock options that were exercisable at such time remain exercisable for three months (unless they earlier expire). However, no stock option may be exercised after the expiration of its term.

Upon a Change in Control (as defined in the Amended Directors Plan), all outstanding stock options will become fully and immediately exercisable and will remain exercisable until their expiration or cancellation under the Amended Directors Plan.

Benefits to Named Executive Officers and Others

Since the stock options granted under the Amended Directors Plan are based upon a non-employee director’s continued service as a member of the Company’s Board of Directors, no data can be provided regarding planned future grants. Therefore, the following table sets forth information pertaining to stock options which were granted in 2003 pursuant to the Directors Plan to the non-employee directors named below. The closing trading price of the Common Stock as reported on the Nasdaq Stock Market on March 26, 2004 was $49.85 per share.

Amended Directors Plan

Name of Non-Employee Directors (1)	Total Number of Options	Dollar Value (2)
James Bolin (3)	3,000	$101,490
Thomas P. Cooper, M.D. (4)	10,000	349,900
Michael J. Embler	3,000	101,490
Garry N. Garrison	3,000	101,490
Isaac Kaufman	3,000	101,490
John H. Klein	3,000	101,490
Eddy J. Rogers, Jr. (4)	10,000	299,100
David A. Tepper (3)	3,000	101,490
Non-Employee Directors as a group	38,000	1,257,940

(1)	Only non-employee directors of the Company are eligible to receive stock options under the Amended Directors Plan. No stock options are granted to any employee of the Company under the Amended Directors Plan.

(2)	These values are computed by subtracting the option exercise price for in-the-money options from the closing price of $51.98 reported on the Nasdaq Stock Market for the Common Stock on December 31, 2003, and multiplying that figure by the number of in-the-money options.

(3)	Mr. Bolin resigned from the Board of Directors on March 5, 2004. Mr. Tepper’s term as a director expired on May 22, 2003.

(4)	Dr. Cooper has served as a director of the Company since May 22, 2003. Mr. Rogers has served as a director of the Company since August 12, 2003.

General Plan Provisions

In the event that any outstanding stock option granted under the Amended Directors Plan expires, terminates or is canceled for any reason, the shares of Common Stock subject to the unexercised, unvested or unpaid portion of such option will again be available for award pursuant to the Amended Directors Plan.

The Amended Directors Plan provides for an appropriate adjustment in the number of shares of Common Stock available to be issued under the Amended Directors Plan and in the related exercise price for such shares, upon a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events.

Stock options generally are not transferable during the lifetime of a non-employee director. However, in the event a non-employee director was nominated or chosen to serve on the Company’s Board of Directors pursuant to an arrangement between the Company and another person, such non-employee director may direct the initial issuance of a stock option (and any subsequent issuances of any stock options) to such other person or transfer such option to such other person, provided that such transferred option shall continue to be subject to the terms and conditions of the Amended Directors Plan. Upon the death of a non-employee director, stock options may be transferred to his or her beneficiaries or estate by will or the laws of descent and distribution.

Amendment or Termination of the Amended Directors Plan

The Amended Directors Plan may be amended or terminated by the Board at any time; provided, however, that the Company’s shareholders must approve any amendments or terminations which (1) materially increase benefits accruing to non-employee directors under the Amended Directors Plan; (2) increase the total number of shares of Common Stock which may be issued under the Amended Directors Plan (other than adjustments upon a change in capitalization); (3) materially modify the eligibility requirements to receive a stock option under the Amended Directors Plan; or (4) reduce the exercise price of a stock option by repricing or replacing such option.

Principal Federal Income Tax Consequences of Stock Options Granted under the Amended Directors Plan to Non-Employee Directors and the Company

The following is a summary of the principal U.S. federal income tax consequences generally applicable to the Company and to non-employee directors upon the grant and exercise of stock options under the Amended Directors Plan under the now applicable provisions of the Code and the regulations thereunder.

All options granted to non-employee directors under the Amended Directors Plan are non-qualified stock options. A non-employee director is not taxed upon grant of an NQSO. Generally, a non-employee director will have ordinary income upon exercise of an NQSO in an amount equal to the excess of the fair market value on the date of exercise of the shares purchased over the exercise price paid upon exercise.

If the non-employee director surrenders previously-owned shares in payment of any or all of the exercise price of an NQSO, the shares received upon exercise of such NQSO equal in number to the previously-owned shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise would have a tax basis equal to the amount taxable as ordinary income upon such exercise (as described in the immediately preceding paragraph) plus the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise.

Tax Consequences to the Company.    The Company generally will be entitled to a federal income tax deduction in an amount equal to the amount of compensation income, taxable as ordinary income, recognized by the non-employee director as a result of the exercise of an option in the year of recognition by the non-employee director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

Securities Authorized for Issuance under Equity Compensation Plans

The following table represents aggregate equity compensation plan information as of December 31, 2003 with respect to (1) equity plans that were approved by the Company’s shareholders, and (2) equity plans that have not been approved by the Company’s shareholders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders (1)	1,390,004	(2)	$30.39	684,049	(3)
Equity compensation plans not approved by security holders (4)	100,000	(5)	$31.98	111,527	(6)

Total	1,490,004		$30.50	795,576

(1)	The Kindred Healthcare, Inc. 2000 Stock Option Plan (the “2000 Stock Option Plan”) was approved as part of the Company’s Plan of Reorganization and was subsequently ratified by the Company’s shareholders. The Incentive Plan was approved by the Company’s shareholders and also is included in these totals.

(2)	Represents 287,501 shares of Common Stock underlying outstanding stock options granted pursuant to the 2000 Stock Option Plan and 1,102,503 shares of Common Stock underlying outstanding stock options granted pursuant to the Incentive Plan.

(3)	Restricted Common Stock and other forms of equity awards may be issued under the Amended Plan. This total does not include the additional 1,500,000 shares of Common Stock subject to shareholder approval under the Amended Plan.

(4)	The Directors Plan has not been approved by the Company’s shareholders. The Kindred Healthcare, Inc. 2000 Restricted Share Plan (the “Restricted Share Plan”) was approved as part of the Company’s Plan of Reorganization but was not ratified by the Company’s shareholders.

(5)	Represents shares of Common Stock underlying stock options granted to non-employee directors pursuant to the Directors Plan, but excludes outstanding restricted shares of Common Stock awarded under the Restricted Share Plan.

(6)	Includes 11,527 restricted shares of Common Stock available for issuance under the Restricted Share Plan and 100,000 shares of Common Stock available for stock options under the Directors Plan. This total does not include the additional 100,000 shares of Common Stock subject to shareholder approval under the Amended Directors Plan.

Description of Non-Stockholder Approved Equity Compensation Plans

Directors Plan

The Directors Plan provides for one-time grants of stock options with respect to 10,000 shares of Common Stock to non-employee directors as well as for annual grants of options with respect to 3,000 shares of Common Stock for each year that the participant remains a non-employee director. Stock options granted under the Directors Plan vest in four equal installments on each of the first through fourth anniversaries of the date of grant, have an exercise price equal to the fair market value of a share of Common Stock on the date of grant, and expire after ten years.

If a participant ceases to be a director (1) because he or she was removed from the Board for Cause (as defined in the Directors Plan), all stock options are canceled; (2) by reason of death or Disability (as defined in the Directors Plan), stock options that were exercisable at such time remain exercisable for one year (unless they earlier expire); and (3) for any other reason, stock options that were exercisable at such time remain exercisable for three months (unless they earlier expire).

On exercise, the exercise price may be paid in cash, in Common Stock or a combination of both. Options generally are not transferable during the lifetime of the participant. However, in the event a participant was nominated or chosen to serve on the Company’s Board of Directors pursuant to an arrangement between the Company and another person, such participant may direct the initial issuance of a stock option (and any subsequent issuance of any stock options) to such other person or transfer such option to such other person, provided that such transferred option will continue to be subject to the terms and conditions of the Directors Plan. Upon the death of a participant, stock options may be transferred to his or her beneficiaries or estate by will or the laws of descent and distribution.

The number of shares and the terms of outstanding stock options may be adjusted in the event of certain corporate events. The Directors Plan may be amended or terminated by the Board at any time; provided, however, that the Company’s shareholders must approve any amendments or terminations which (1) materially increase benefits accruing to a participant under the Directors Plan; (2) increase the total number of shares of Common Stock which may be issued under the Directors Plan (other than adjustments upon a change in capitalization); or (3) materially modify the eligibility requirements to receive a stock option under the Directors Plan. Upon a Change in Control (as defined in the Directors Plan), all outstanding stock options will become fully and immediately exercisable and will remain exercisable until their expiration or cancellation under the Directors Plan.

The Directors Plan has not been previously approved by the Company’s shareholders. On March 19, 2004, the Board of Directors amended and restated the Directors Plan subject to shareholder approval. At this Annual Meeting, shareholders will consider the approval of the Amended Directors Plan. See “Proposal to Approve the Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors, Amended and Restated.”

Restricted Share Plan

In connection with the Plan of Reorganization, the Company adopted the Restricted Share Plan. The Restricted Share Plan provides for the grant of awards of restricted Common Stock to key employees of the Company. The maximum number of shares of Common Stock that may be granted under the Restricted Share Plan is 600,000 shares. Shares of Common Stock issued under the Restricted Share Plan may be either newly issued shares or treasury shares. The Restricted Share Plan is administered by the Executive Compensation Committee.

Each award will provide the participant with a specified number of restricted shares of Common Stock recommended by the Chief Executive Officer and approved by the Executive Compensation Committee. The restricted Common Stock will be non-transferable and subject to forfeiture unless and until they have vested. Shares in each participant’s award vest according to the following schedule: one-third vests immediately upon grant to the participant; the remaining two-thirds vest over a period of four years, with fifteen percent of the two-thirds vesting on the first and second anniversaries of the date of grant, twenty percent of the two-thirds vesting on the third anniversary of the date of grant, and the remaining fifty percent of the two-thirds vesting on the fourth anniversary of the date of grant.

In the event that a participant’s employment is terminated prior to such participant’s shares becoming fully vested (1) by the Company for cause (as defined in the Restricted Share Plan) or by the participant for any reason, all shares in such participant’s award that have not vested shall be forfeited on the date of termination; (2) by the Company without cause, all shares in such participant’s award shall vest according to the vesting schedule described above; or (3) without cause at any time after a change in control (as defined in the Restricted Share Plan), or by reason of death or disability (as defined in the Restricted Share Plan), all shares in such participant’s award shall immediately vest.

In the event that any award or portion thereof is forfeited for any reason, the forfeited shares of Common Stock will again be available for award pursuant to the Restricted Share Plan. In the event that the Company declares any dividends on the Common Stock, whether stock or cash dividends or otherwise, participants holding restricted Common Stock are entitled to such dividends. Such dividends will be subject to the vesting and forfeiture provisions of the Restricted Share Plan and will be held by the Company or, if stock, subject to a restrictive legend, as determined by the Executive Compensation Committee. The Restricted Share Plan provides for an adjustment in the number of shares of Common Stock issued and available to be issued under the Restricted Share Plan, upon a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain similar events.

PERFORMANCE GRAPH

The following graph summarizes the cumulative total return to shareholders of the Company’s Common Stock from April 26, 2001, the first day of its trading on the OTC Bulletin Board, and its subsequent trading on the Nasdaq Stock Market beginning November 8, 2001 to December 31, 2003, compared to the cumulative total return on the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and the Standard & Poor’s 1500 Health Care Index (the “S&P 1500 Health Care Index”). The graph assumes an investment of $100 in each of the Company’s Common Stock, the S&P 500 Index, and the S&P 1500 Health Care Index on April 26, 2001, and also assumes the reinvestment of all dividends.

	4/26/01	12/31/01	12/31/02	12/31/03
Kindred Healthcare, Inc.	$100	$168	$59	$168
S&P 500 Index	100	94	73	94
S&P 1500 Health Care Index	100	103	82	95

INDEPENDENT AUDITORS

The firm of PricewaterhouseCoopers LLP, Louisville, Kentucky, has been retained by the Company as independent auditors to audit the consolidated financial statements of the Company. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

The following information presents the fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002. The Audit and Compliance Committee approved all of the services related to the fees set forth below.

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for each of the years ended December 31, 2003 and 2002 for the audits of the consolidated financial statements of the Company and review of financial statements included in the Company’s Form 10-Qs or for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for each of the referenced years were $1,107,050 and $822,700, respectively.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for each of the years ended December 31, 2003 and 2002, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in the audit fees listed above were $387,400 and $525,900, respectively. These fees were primarily related to audits and related services associated with regulatory and compliance audits.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for each of the years ended December 31, 2003 and 2002 for tax compliance, tax advice and tax planning were $18,711 and $10,600, respectively. These tax fees were for services related to miscellaneous tax consulting.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002 for products and services other than services described in the sections captioned “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” were $0 and $5,800, respectively. These fees were for services related to certain valuation services and business recovery services.

The Audit and Compliance Committee has considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence.

Policy on Audit and Compliance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit and Compliance Committee is responsible for appointing, evaluating and replacing the independent auditors, setting compensation and overseeing the services rendered by the independent auditors. The Audit and Compliance Committee has established a policy requiring pre-approval of all audit engagement fees and terms and all permissible non-audit engagements with the independent auditors. Such services may be approved at a meeting of the Audit and Compliance Committee or it may delegate to one or more of its members the pre-approval of audit engagements and permissible non-audit services provided that any pre-approval by such member or members shall be presented to the Audit and Compliance Committee at each of its scheduled meetings.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

The Company must receive any shareholder proposal intended to be presented at the next Annual Meeting of shareholders by November 30, 2004 in order to be considered for inclusion in the Company’s proxy materials for such meeting.

In connection with the annual meeting of shareholders of the Company to be held in 2005, if the proponent of a shareholder proposal fails to notify the Company of such proposal, in conformity with the requirements of the Company’s bylaws, before 60, but no earlier than 90 days before such meeting, then management proxies will be allowed to use their discretionary voting authority on the proposal if raised at the annual meeting even if there is no discussion of the proposal in the proxy statement.

SHAREHOLDER COMMUNICATIONS

The Company welcomes shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications to the Board of Directors or an individual director, care of the Corporate Secretary, at the Company’s principal office.

OTHER MATTERS

The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote the proxy in accordance with their judgment in such matters.

ADDITIONAL INFORMATION

Copies of the exhibits to the Company’s Annual Report on Form 10-K may be obtained without charge upon written request to the Corporate Secretary at the Company’s principal office.

By Order of the Board of Directors

Edward L. Kuntz

Executive Chairman of the Board of Directors

APPENDIX A

KINDRED HEALTHCARE, INC. 2001 STOCK INCENTIVE PLAN

Amended and Restated

1.    Purpose of the Plan

This Amended and Restated Kindred Healthcare, Inc. 2001 Stock Incentive Plan (the “Plan”), originally adopted as the Kindred Healthcare, Inc. 2001 Stock Option Plan, is intended to promote the interests of the Company by providing the employees of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the employ of the Company.

2.    Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a)    “Affiliates” shall mean with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person.

(b)    “Board of Directors” shall mean the Board of Directors of Kindred.

(c)    “Cause,” when used in connection with the termination of a Participant’s employment, shall mean (i) dishonesty; (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis; (iii) failure to act in accordance with any specific lawful instructions given to the Participant in connection with the performance of his duties for the Company, unless the Participant has an existing Disability; (iv) deliberate misconduct that is reasonably likely to be materially damaging to the Company without a reasonable good faith belief by the Participant that such conduct was in the best interests of the Company; or (v) conviction of or plea of nolo contendere to a crime involving moral turpitude.

(d)    “Change in Control” shall mean any one of the following events:

(i)    any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1)(i) thereunder) (an “Acquiring Person”) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

(ii)    The Company’s stockholders approve an agreement to merge or consolidate the Company with another corporation, or an agreement providing for the sale of substantially all of the assets of the Company to one or more Persons, in any case other than with or to an entity 50% or more of which is controlled by, or is under common control with, the Company;

(iii)    during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the “Incumbent Directors”) cease to constitute a majority thereof for any reason; provided, however, that a director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

(iv)    the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not affiliates of the Company, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after such event are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

(e)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)    “Committee” shall have the meaning given to such term in Section 4.

(g)    “Common Stock” shall mean the Company’s common stock, $.25 par value per share.

(h)    “Company” shall mean Kindred together with its Affiliates.

(i)    “Disability” shall mean a physical or mental condition that entitles the Participant to benefits under the Company’s long-term disability plan. For purposes of this Plan, a Participant’s employment shall be deemed to have terminated as a result of Disability on the date as of which he is first entitled to receive disability benefits under such policy.

(j)    “EBITDAR” shall mean the consolidated earnings of Kindred and its subsidiaries before interest, taxes, depreciation, amortization and rent.

(k)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)    the “Fair Market Value” of a Share with respect to any day shall be (i) the closing sales price on such day of a Share as reported on the principal securities exchange on which Shares are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a Share shall not be so reported, the Fair Market Value of a Share shall be determined by the Committee in its absolute discretion.

(m)    “Incentive Award” shall mean an Option, Tandem SAR, Stand-Alone SAR, Performance Unit, Restricted Share or Stock Bonus granted pursuant to the terms of the Plan.

(n)    “Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(o)    “Kindred” shall mean Kindred Healthcare, Inc., a Delaware corporation, and its successors.

(p)    “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced.

(q)    “Option” shall mean an option to purchase Shares granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

(r)    “Participant” shall mean an employee of the Company to whom an Incentive Award is granted pursuant to the Plan, and upon his death, his successors, heirs, executors and administrators, as the case may be.

(s)    “Performance Goals” shall have the meaning given such term in Section 9(b).

(t)    “Performance Period” shall have the meaning given such term in Section 9(a).

(u)    “Performance Unit” shall mean the right, granted to a Participant pursuant to Section 9, to receive a Share upon the achievement of specified Performance Goals.

(v)    “Person” shall mean a “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

(w)    “Plan” shall mean this Kindred Healthcare, Inc. 2001 Stock Incentive Plan, as it may be amended from time to time.

(x)    “Restricted Share” shall mean a Share of restricted stock granted pursuant to Section 10 hereof.

(y)    “Retirement” shall mean the termination of the employment of a Participant with the Company on or after (i) the first date on which the Participant has both attained age 55 and completed 5 years of service with the Company or (ii) the date on which the Participant attains age 65.

(z)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(aa)    “Share” shall mean a share of Common Stock.

(bb)    “Spread” shall mean, with respect to an Option, Tandem SAR or Stand-Alone SAR, the excess, if any, of (i) the Fair Market Value of a Share as of the applicable valuation date (e.g., the date such Incentive Award is exercised) over (ii) in the case of an Option, the exercise price of such Option, or in the case of a Tandem SAR, the exercise price of the related Option, or in the case of a Stand-Alone SAR, the exercise price of such Stand-Alone SAR.

(cc)    “Stand-Alone SAR” shall mean a stock appreciation right granted pursuant to Section 8 hereof which is not related to any Option.

(dd)    “Stock Bonus” shall mean a grant of a bonus payable in Shares pursuant to Section 11 hereof.

(ee)    “Tandem SAR” shall mean a stock appreciation right granted pursuant to Section 7 hereof which is related to an Option. Each Tandem SAR shall be exercisable only to the extent its related Option is exercisable and only in the alternative to the exercise of its related Option.

3.    Stock Subject to the Plan

Under the Plan, the Committee may grant to Participants (i) Options, (ii) Tandem SARs, (iii) Stand-Alone SARs, (iv) Performance Units, (v) Restricted Shares and (vi) Stock Bonuses.

Subject to adjustment as provided in Section 12 hereof, the Committee may grant Incentive Awards with respect to a number of Shares that in the aggregate does not exceed 3,500,000 Shares; provided that (i) no Participant may be granted (a) Options with respect to more than 150,000 Shares in the aggregate in any calendar year; (b) Tandem SARs or Stand-Alone SARs (collectively) with respect to more than 100,000 Shares in the aggregate in any calendar year; (c) Performance Units with respect to more than 100,000 Shares in the aggregate in any calendar year; (d) Restricted Shares with respect to more than 100,000 Shares in the aggregate in any calendar year; or (e) Stock Bonuses with respect to more than 25,000 Shares in the aggregate in any calendar year and (ii) shares issued during the term of the Plan for Awards other than Options, Stand-Alone SARS and Tandem SARS shall in no event exceed fifty percent (50%) of the shares authorized under the Plan (i.e. 1,750,000 Shares).

In the event that any outstanding Option, Stand-Alone SAR, Restricted Share or Performance Unit expires, terminates or is cancelled for any reason (other than pursuant to Section 7(b)(ii) hereof), the Shares subject to the unexercised portion of such Option, Stand-Alone SAR, Restricted Share or Performance Unit shall again be available for grants under the Plan. In the event that an outstanding Option is cancelled pursuant to Section 7(b)(ii) hereof by reason of the exercise of a Tandem SAR, the Shares subject to the cancelled portion of such Option shall not again be available for grant under the Plan. To the extent that Incentive Awards terminate, expire or are cancelled without having been exercised, vested or paid, the Shares covered thereby shall continue to count against the annual maximum number of Shares with respect to which each type of Incentive Award may be granted to a Participant.

Shares issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.

4.    Administration of the Plan

The Plan shall be administered by a committee of the Board (the “Committee”) consisting of two or more persons, each of whom shall be a (i) “non-employee director” within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act (ii) an “outside director” within the meaning of Treasury Regulation section 1.162-27(e)(3) promulgated under Section 162(m) of the Code and (iii) an “independent” director as required by NASDAQ or any security exchange on which the Common Stock is listed. The Committee shall from time to time designate the employees of the Company who shall be granted Incentive Awards.

The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties.

The Committee may, in its absolute discretion, accelerate the date on which any Option or Stand-Alone SAR granted under the Plan becomes exercisable or on which a Restricted Share granted under the plan vests or, subject to Sections 6(c)(i) and 8(c)(i) hereof, extend the term of any Option or Stand-Alone SAR granted under the Plan. In addition, the Committee may modify, with the consent of the Participant, any Incentive Award to make it consistent with other agreements approved by the Committee.

Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee.

Neither the Committee nor any member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.    Eligibility

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company who are largely responsible for the management, growth and protection of the business of the Company (including officers of the Company, whether or not they are directors of the Company) as the Committee shall select from time to time.

6.    Options

The Committee may grant Options pursuant to the Plan which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

(a)    Identification of Options

All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or Non-Qualified Stock Options.

(b)    Exercise Price

The exercise price of any Option granted under the Plan shall be not less than 100% of the Fair Market Value of a Share on the date on which such Option is granted.

(c)    Term and Exercise of Options

(i)    Each Option shall be exercisable on such date or dates, during such period and for such number of Shares as shall be determined by the Committee on the day on which such Option is granted and set forth in the agreement evidencing such Option; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.

(ii)    Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iii)    An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Corporate Secretary, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of Shares with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for Shares purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier’s check or wire transfer or (ii) in Shares previously owned by the Participant for at least six months and valued at their Fair Market Value on the effective date of such exercise, or partly in Shares with the balance in cash, by certified check, bank cashier’s check or wire transfer. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Company. Any payment in Shares shall be effected by the delivery of such Shares to the Corporate Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Corporate Secretary of the Company shall require from time to time.

(iv)    Certificates for Shares purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised.

(v)    During the lifetime of a Participant, each Option granted to him shall be exercisable only by him. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

(d)    Limitations on Grant of Incentive Stock Options

(i)    The aggregate Fair Market Value of Shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any “subsidiary” of the Company as such term is defined in Section 424(f) of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of Shares with respect to such incentive stock options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the options which shall cease to constitute incentive stock options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(ii)    No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its “subsidiaries” (within the meaning of Section 424(f) of the Code), unless (i) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a Share at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)    Effect of Termination of Employment

(i)    In the event that the employment of a Participant with the Company shall terminate for any reason other than Disability, Retirement, Cause or death (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable for 90 days after such termination, at which time they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the commencement of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(ii)    In the event that the employment of a Participant with the Company shall terminate on account of the Retirement of the Participant, (A) such Participant shall be entitled to exercise Options granted to him hereunder to the extent that such Options were exercisable at the time of such termination (x) in the case of Non-Qualified Stock Options, for two years after the date of Retirement and (y) in the case of Incentive Stock Options, for 90 days after Retirement, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the commencement of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(iii)    In the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant, all then outstanding Options of such Participant shall become immediately exercisable and such Participant shall be entitled to exercise Options granted to him hereunder (x) in the case of Non-Qualified Stock Options, at any time within two years after the date of death or the determination of Disability, and (y) in the case of Incentive Stock Options, at any time within one year after the date of death or determination of Disability; provided, however, that no Option shall be exercisable after the expiration of its term.

(iv)    In the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(f)    Consequences of a Change in Control

Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. Furthermore, the Committee may specify in the agreement evidencing an Option that the Participant receiving such Option shall, following a Change in Control, have the right to sell the Option back to the Company for an amount equal to the Spread.

7.    Tandem Stock Appreciation Rights

The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of Shares less than or equal to the number of Shares subject to the related Option. A Tandem SAR may be granted at the same time as, or subsequent to the time that, its related Option is granted. Each Tandem SAR shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Tandem SARs shall comply with and be subject to the following terms and conditions:

(a)    Benefit Upon Exercise

Subject to Section 7(c) hereof, the exercise of a Tandem SAR with respect to any number of Shares prior to the occurrence of a Change in Control shall entitle a Participant to (i) a cash payment, for each such Share, equal to the Spread, (ii) the issuance or transfer to the Participant of a number of Shares which on the date of the exercise of the Tandem SAR have a Fair Market Value equal to such Spread or (iii) a combination of cash and Shares in amounts equal to such Spread, all as determined by the Committee in its discretion. Such payment, transfer or issuance shall occur as soon as practical, but in no event later than the expiration of five business days, after the effective date of such exercise.

(b)    Term and Exercise of Tandem SAR

(i)    A Tandem SAR shall be exercisable at the same time and to the same extent (on a proportional basis, with any fractional amount being rounded down to the immediately preceding whole number) as its related Option.

(ii)    The exercise of a Tandem SAR with respect to a number of Shares shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of Shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this subsection (ii)), with respect to a number of Shares shall cause the automatic and immediate cancellation of its related Tandem SARs to the extent that the number of Shares subject to such Option after such exercise, cancellation, termination or expiration is less than the number of Shares subject to such Tandem SARs. Such Tandem SARs shall be cancelled in the order in which they became exercisable.

(iii)    Each Tandem SAR shall be exercisable in whole or in part; provided, that no partial exercise of a Tandem SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a Tandem SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iv)    During the lifetime of a Participant, each Tandem SAR granted to him shall be exercisable only by him. No Tandem SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution and otherwise than together with its related Option.

(v)    A Tandem SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Corporate Secretary, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of Shares with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

(c)    Consequences of a Change in Control

The exercise of a Tandem SAR with respect to any number of Shares upon or after the occurrence of a Change in Control shall entitle a Participant to a cash payment, for each such Share, equal to the greater of (i) the excess of the highest price per Share paid in connection with such Change in Control over the exercise price of such Tandem SAR and (ii) the Spread.

8.    Stand-Alone Stock Appreciation Rights

The Committee may grant Stand-Alone SARs pursuant to the Plan, which Stand-Alone SARs shall be evidenced by agreements in such form as the Committee shall from time to time approve. Stand-Alone SARs shall comply with and be subject to the following terms and conditions:

(a)    Exercise Price

The exercise price of any Stand-Alone SAR granted under the Plan shall be determined by the Committee at the time of the grant of such Stand-Alone SAR but shall not be less than 100% of the Fair Market Value of a Share on the date on which such Stand-Alone SAR is granted.

(b)    Benefit Upon Exercise

Subject to Section 8(e) hereof, the exercise of a Stand-Alone SAR with respect to any number of Shares prior to the occurrence of a Change in Control shall entitle a Participant to (i) a cash payment, for each such Share, equal to the Spread, (ii) the issuance or transfer to the Participant of a number of Shares which on the date of the exercise of the Stand-Alone SAR have a Fair Market Value equal to such Spread or (iii) a combination of cash and Shares in amounts equal to such Spread, all as determined by the Committee in its absolute discretion. Such payment, transfer or issuance shall occur as soon as practical, but in no event later than five business days, after the effective date of the exercise.

(c)    Term and Exercise of Stand-Alone SARs

(i)    Each Stand-Alone SAR shall be exercisable on such date or dates, during such period and for such number of Shares as shall be determined by the Committee and set forth in the agreement with respect to such Stand-Alone SAR; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of ten years from the date such Stand-Alone SAR was granted; and, provided, further, that each Stand-Alone SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Stand-Alone SAR.

(ii)    Each Stand-Alone SAR may be exercised in whole or in part; provided, that no partial exercise of a Stand-Alone SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a Stand-Alone SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iii)    A Stand-Alone SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Corporate Secretary, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of Shares with respect to which the Stand-Alone SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

(iv)    During the lifetime of a Participant, each Stand-Alone SAR granted to him shall be exercisable only by him. No Stand-Alone SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

(d)    Effect of Termination of Employment

(i)    In the event that the employment of a Participant with the Company shall terminate for any reason other than Disability, Retirement, Cause or death (A) Stand-Alone SARs granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable for 90 days after such termination, at which time they shall expire, and (B) Stand-Alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the commencement of business on the date of such termination; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of its term.

(ii)    In the event that the employment of a Participant with the Company terminates on account of the Retirement of the Participant, (A) such Participant shall be entitled to exercise Stand-Alone SARs granted to him hereunder, to the extent that such Stand-Alone SARs were exercisable at the time of such termination, for two years after the date of Retirement, and (B) Stand-Alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the commencement of business on the date of such termination; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of its term.

(iii)    In the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant (x) Stand-Alone SARs granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of two years after such termination, on which date they shall expire, and (y) Stand-Alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of its term.

(iv)    In the event of the termination of a Participant’s employment for Cause, all outstanding Stand-Alone SARs granted to such Participant shall expire at the commencement of business on the date of such termination.

(e)    Consequences of a Change in Control

Upon the occurrence of a Change in Control, any Stand-Alone SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. The exercise of a Stand-Alone SAR with respect to any number of Shares upon or after the occurrence of a Change in Control shall entitle a Participant to a cash payment, for each such Share, equal to the greater of (i) the excess of the highest price per Share paid in connection with such Change in Control over the exercise price of such Stand-Alone SAR and (ii) the Spread.

9.    Performance Units

The Committee may grant Performance Units pursuant to the Plan, which Performance Units shall be evidenced by agreements in such form as the Committee shall from time to time approve. Performance Units shall be based upon the achievement of Performance Goals over a specified Performance Period and shall comply with and be subject to the following terms and conditions:

(a)    Performance Period

The Committee shall determine the period of performance (“Performance Period”), with respect to each Performance Unit, during which the Performance Goals will be measured. The Performance Period shall not be less than six months nor more than five years.

(b)    Performance Goals

The goals (“Performance Goals”) that are to be achieved with respect to each Performance Unit shall be those objectives established by the Committee as it deems appropriate, and which may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profit, (iv) net income, (v) return on equity or assets, (vi) revenues, (vii) account receivable collection days, (viii) EBITDAR, (ix) individual management, performance or quality objectives, (x) any combination of the foregoing, or (xi) such other goals as the Committee may determine (except with respect to executive officers). Performance Goals may be in respect of the performance of Kindred and its subsidiaries (which may be on a consolidated basis) or a subsidiary, division or other operating unit of the Company. Performance Goals may be absolute or relative and may be expressed in terms of a progression within a specified range. The Committee shall establish Performance Goals applicable to a particular Performance Period within 90 days of the commencement of such Performance Period (or, in the case of a Performance

Period that is less than 12 months in duration, before 25% of such Performance Period has elapsed), provided that the outcome of the Performance Goal is substantially uncertain at the time of its adoption. The Performance Goals with respect to a Performance Period shall be established by the Committee in order to comply with Section 162(m) of the Code, as applicable. The Committee shall determine the target levels of performance that must be achieved with respect to each criteria that is identified in a Performance Goal in order for a Performance Goal to be treated as attained in whole or in part. In the event that the Performance Goals are based on more than one business criteria, the Committee may determine to make a grant of a Performance Unit upon attainment of the Performance Goal relating to any one or more of such criteria.

(c)    Benefit Upon Achievement of Performance Goals

As soon as practicable after the end of a Performance Period, the Committee shall determine and certify the extent to which the Performance Goals for such Performance Period were achieved, if at all. If the Performance Goals are achieved in full, and the Participant remains employed with the Company as of the end of the relevant Performance Period, the Participant will be allocated Shares equal to the number of Performance Units initially awarded to the Participant for the relevant Performance Period. Each award of Performance Units may provide for the allocation of fewer Performance Units in the event of partial fulfillment of Performance Goals. After certifying the extent of any Performance Goals, the Committee may determine at the time of payment whether such payment shall be made (a) in cash (equal to the Fair Market Value of a Share multiplied by the number of Performance Units being allocated), (b) in Shares or (c) in a combination of cash and Shares.

(d)    No Transferability

No Performance Unit shall be assignable or transferable otherwise than by will or the laws of descent and distribution.

(e)    Effect of Termination of Employment

(i)    If the employment of a Participant shall terminate with the Company prior to the expiration of a Performance Period for any reason other than for death or Disability, the Performance Units then held by the Participant shall terminate.

(ii)    In the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant prior to the expiration of a Performance Period with respect to which such Participant has Performance Units outstanding, all such outstanding Performance Units shall be paid to the Participant or the Participant’s estate, as the case may be, as if all applicable Performance Goals had been fully achieved; provided that such payment shall be prorated to reflect the portion of the Performance Period during which such Participant was employed.

(f)    Consequences Upon Change in Control

Upon a Change in Control, any and all outstanding Performance Units which are potentially available under any outstanding award shall become fully vested and immediately payable as if the Performance Goals were fully achieved, without any proration, in which case payment shall be in cash equal to the product of the number of outstanding Performance Units and the greater of (i) the Fair Market Value of a Share on the date of such Change in Control and (ii) the highest price per Share paid in connection with such Change in Control.

10.    Restricted Shares

The Committee may grant Restricted Shares pursuant to the Plan, which Restricted Shares shall be evidenced by agreements in such form as the Committee shall from time to time approve. Restricted Shares shall comply with and be subject to the following terms and conditions:

(a)    Vesting

Subject to the provisions of Section 10(b) hereof, the Restricted Shares granted to a Participant shall not be transferred, pledged, assigned or otherwise encumbered and shall be subject to forfeiture until such Restricted Shares vest and become fully transferable without restriction according to the vesting schedule set forth in the agreement evidencing such Restricted Shares. Any Restricted Shares shall vest over a period of at least three years from the date of grant.

(b)    Effect of Termination of Employment

(i)    If employment of a Participant with the Company shall terminate prior to the scheduled vesting dates of any Restricted Shares for any reason other than death or Disability, all Restricted Shares awarded to such Participant that have not vested shall be forfeited on the date of such termination without payment of any consideration therefor.

(ii)    In the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant prior to the expiration of any vesting period, all Restricted Shares awarded to such Participant shall immediately vest.

(c)    Consequences of a Change in Control

Upon a Change in Control, any Restricted Share granted under the Plan and outstanding at such time shall vest and become fully transferable.

11.    Stock Bonuses

The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Certificates for Shares granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

12.    Adjustment Upon Changes in Common Stock

(a)    Shares Available for Grants

In the event of any change in the number of Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number and classes of Shares and limits on Incentive Awards with respect to which the Committee may grant Incentive Awards shall be appropriately adjusted by the Committee. In the event of any change in the number of Shares outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of Shares with respect to which Incentive Awards may be granted as the Committee may deem appropriate.

(b)    Adjustments to Outstanding Incentive Awards

(i)    In the event of any change in the capitalization of the Company or other corporate change or transaction involving the Company or its securities, the Committee may make such adjustments as the Committee may, in its absolute discretion, deem appropriate in the number and class of shares subject to Options (including any Tandem SARs related thereto), Stand-Alone SARs, Restricted Shares and Performance Units outstanding on the date on which such change occurs and in the exercise price of any such Option, Tandem SAR or Stand-Alone SAR. In the event of the occurrence of any transaction or event that could reasonably be expected to have a substantial impact on the achievement of Performance Goals, the Committee may adjust any such Performance Goals with respect to any then-current Performance Period as the Committee, in its absolute discretion, determines to be appropriate in light of the circumstances.

(ii)    In the event of (w) a dissolution or liquidation of the Company, (x) a sale of all or substantially all of the Company’s assets, (y) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (z) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(A)    cancel each Option (including each Tandem SAR related thereto), Stand-Alone SAR, Performance Unit and Restricted Share outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option, Stand-Alone SAR, Performance Unit or Restricted Share was granted an amount in cash, for each Share subject to (x) an Option or Stand-Alone SAR, respectively, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a Share as a result of such event over (B) the exercise price of such Option or Stand-Alone SAR, or (y) a Restricted Share or Performance Unit equal to the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a Share; or

(B)    provide for the exchange of each Option (including any related Tandem SAR), Stand-Alone SAR, Performance Unit and Restricted Share outstanding immediately prior to such event (whether or not then vested or exercisable) for an option, a stock appreciation right or a share of restricted stock with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Option, Stand-Alone SAR, Performance Unit or Restricted Share would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option, stock appreciation right or share of restricted stock, or, if appropriate, provide for a cash payment to the Participant to whom such Option, Stand-Alone SAR, Performance Unit or Restricted Share was granted in partial consideration for the exchange of the Option, Stand-Alone SAR, Performance Unit or Restricted Share.

(c)    No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Incentive Award or the exercise price of any Option, Tandem SAR or Stand-Alone SAR.

13.    Rights as a Stockholder

No person shall have any rights as a stockholder with respect to any Shares covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 12 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

14.    No Special Employment Rights; No Right to Incentive Award; Sale of a Division or Affiliate

(a)    Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment or other agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b)    No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

(c)    For all purposes of this Plan, the employment of a Participant with the Company shall be deemed to have terminated without Cause upon a sale or other disposition by Kindred, directly or indirectly, of an Affiliate or any division or business unit of the Company to which such Participant is allocated by the Committee, unless the Committee, in its sole discretion, determines otherwise.

15.    Securities Matters

(a)    The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)    The exercise of any Option (including any Tandem SAR related thereto) or Stand-Alone SAR granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option (including any Tandem SAR related thereto) or Stand-Alone SAR granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option, Tandem SAR or Stand-Alone SAR granted hereunder. During the period that the effectiveness of the exercise of an Option, Tandem SAR or Stand-Alone SAR has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16.    Withholding Taxes

(a)    Cash Remittance

Whenever Shares are to be issued upon the exercise of an Option, the vesting of a Restricted Share, the payment of a Performance Unit or the grant of a Stock Bonus, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, vesting, payment or grant prior to the delivery of any certificate or certificates for such shares. In addition, upon the exercise of a Tandem SAR or Stand-Alone SAR or the payment of a Performance Unit, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or payment.

(b)    Stock Remittance

At the election of the Participant, when Shares are to be issued upon the exercise of an Option, the vesting of a Restricted Share, the payment of a Performance Unit or the grant of a Stock Bonus, the Participant may tender to the Company a number of Shares previously held by such Participant for at least six months determined by such Participant, the Fair Market Value of which at the tender date the Company determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, vesting, payment or grant and not greater than the Participant’s required federal, state and local tax obligations associated with such exercise, vesting, payment or grant. Such election shall satisfy the Participant’s obligations under Paragraph 16(a) hereof, if any.

(c)    Stock Withholding

At the election of the Participant when Shares are to be issued upon the exercise of an Option, the vesting of a Restricted Share, the payment of a Performance Unit or the grant of a Stock Bonus, the Company shall withhold a number of such shares determined by such Participant, the Fair Market Value of which at the exercise, vesting, payment or grant date the Company determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, vesting, payment or grant and is not greater than the Participant’s required federal, state and local tax obligations associated with such exercise or grant. Such election shall satisfy the Participant’s obligations under Paragraph 16(a) hereof, if any.

17.    Amendment of the Plan

The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent, or that without the approval of the Company’s stockholders would:

(a)    except as is provided in Section 12 of the Plan, increase the total number of Shares reserved for the purpose of the Plan; or

(b)    reduce the exercise price for Options, Stand-Alone SARS and Tandem SARS by repricing or replacing such Awards.

The Committee may amend the terms of any Award therefore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent. Except as provided in Section 12, the Committee shall not have the authority to cancel any outstanding Option and issue a new Option in its place with a lower exercise price; provided, however, that this sentence shall not prohibit an exchange offer whereby the Company provides certain Participants with an election to cancel an outstanding Option and receive a grant of a new Option at a future date if such exchange offer only occurs with stockholder approval.

18.    No Obligation to Exercise

The grant to a Participant of an Option, Tandem SAR or Stand-Alone SAR, shall impose no obligation upon such Participant to exercise such Option, Tandem SAR or Stand-Alone SAR.

19.    Transfers Upon Death

Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised or paid only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

20.    Expenses and Receipts

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

21.    Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

22.    Effective Date and Term of Plan

The Plan was initially adopted by the Board of Directors on February 12, 2002; no grants may be made under the Plan after the tenth anniversary of such date. The amendments to this Plan adopted by the Board of Directors on December 16, 2003 are subject to shareholder approval at the 2004 Annual Meeting of Shareholders.

APPENDIX B

KINDRED HEALTHCARE, INC.

2001 STOCK OPTION PLAN FOR

NON-EMPLOYEE DIRECTORS

(AMENDED AND RESTATED)

ARTICLE 1.    PURPOSE

The purpose of this amended and restated 2001 Stock Option Plan for Non-Employee Directors is to promote the interests of Kindred Healthcare, Inc., its subsidiaries and stockholders, by allowing the Company to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Company.

ARTICLE 2.    DEFINITIONS AND CONSTRUCTION

2.1    Definitions.    As used in the Plan, defined terms shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings:

(a)    “Affiliates” shall mean any of the Company’s direct or indirect subsidiaries within the meaning of Section 424 of the Code.

(b)    “Board” shall mean the Board of Directors of the Company.

(c)    “Cause” shall mean, unless otherwise defined in an Option Agreement, a felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

(d)    “Change in Control” shall mean any of the following events:

(i)    any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(i) thereunder) (an “Acquiring Person”) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than beneficial ownership by the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

(ii)    the Company’s stockholders approve an agreement to merge or consolidate the Company with another corporation, or an agreement providing for the sale of substantially all of the assets of the Company to one or more Persons, in any case other than with or to an entity 50% or more of which is controlled by, or is under common control with, the Company;

(iii)    during any two-year period, commencing after the effective date of the Plan, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the “Incumbent Directors”) cease to constitute a majority thereof for any reason; provided, however, that a director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

(iv)    the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not Affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

(e)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f)    “Committee” shall mean the Executive Compensation Committee of the Board of Directors or such other committee as the Board shall designate from time to time.

(g)    “Company” shall mean Kindred Healthcare, Inc., a Delaware corporation.

(h)    “Disability” shall mean a physical or mental condition that would entitle the Non-Employee Director, if such person was employed by the Company, to benefits under the Company’s long-term disability plan. For purposes of this Plan, a Non-Employee Director shall be deemed to have ceased to be a director as a result of a Disability for purposes of this Plan on the date as of which the Non-Employee Director is determined to have the Disability by the Board of Directors.

(i)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(j)    “Fair Market Value” of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the New York Stock Exchange, NASDAQ, NASDAQ Bulletin Board or any national or regional stock exchange in which the Shares are primarily traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the New York Stock Exchange, NASDAQ, NASDAQ Bulletin Board or a national or regional stock exchange, or if the trading does not reflect an accurate value, the Fair Market Value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.

(k)    “Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or any Subsidiary.

(l)    “Option” shall mean an option granted to an Optionee pursuant to the Plan.

(m)    “Option Agreement” shall mean a written agreement between the Company and an Optionee evidencing the granting of an Option and containing terms and conditions concerning the exercise of the Option.

(n)    “Optionee” shall mean a Non-Employee Director who has been granted an Option or the personal representative, heir or legatee of an Optionee who has the right to exercise the Option upon the death of the Optionee.

(o)    “Option Spread” shall mean, with respect to an Option, the excess if any, of the Fair Market Value of a Share as of the applicable valuation date (e.g., the date the Option is exercised) over the Option Exercise Price (defined below).

(p)    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(q)    “Plan” shall mean this 2001 Stock Option Plan for Non-Employee Directors (Amended and Restated), as the same may be amended from time to time.

(r)    “Shares” shall mean the shares of the Company’s common stock, par value $.25 per share.

(s)    “Subsidiary” shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities or equity interest is owned directly or indirectly by such company.

2.2    Gender and Number.    Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3.    SHARES SUBJECT TO THE PLAN

The common stock to be offered under the Plan shall be the Shares, which Shares may be unissued Shares or treasury Shares. Subject to the adjustments provided for in Section 6, the aggregate number of Shares to be delivered upon exercise of all Options granted under the Plan shall not exceed 300,000 Shares. Shares subject to, but not delivered under, an Option terminating or expiring for any reason prior to its exercise in full shall be deemed available for Options to be granted thereafter during the term of the Plan.

ARTICLE 4.    TERMS AND CONDITIONS OF OPTIONS

4.1    Non-Discretionary Grants.    On the initial adoption of this Plan, each Non-Employee Director shall receive a grant of an Option for 10,000 Shares. Upon the appointment or election of a person as a Non-Employee Director for the first time following adoption of the Plan, such Non-Employee Director shall receive a one-time grant of an Option for 15,000 Shares. In addition, on January 10 of each year during the term of the Plan, each Non-Employee Director who is acting as a director on January 10 shall receive a grant of an Option for 5,000 Shares. Each Option granted under this Section 4.1 shall have the following terms and conditions:

(a)    The exercise price of the Option (the “Option Exercise Price”) shall be equal to 100% of the Fair Market Value of the Shares on the date the Option is granted.

(b)    The term of the Option shall be ten years from the date of grant unless sooner terminated as provided herein.

(c)    The Option shall be exercisable in four equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant of the Option. Notwithstanding the provisions of this Section 4.1, upon a Change in Control, the Optionee shall have the right to exercise the Option in full as to all Shares subject to the Option.

4.2    Termination of Option.

(a)    If the Optionee ceases to be a director of the Company for any reason other than death, Disability, or removal for Cause, the Option shall terminate three months after the Optionee ceases to be a director of the Company (unless the Optionee dies during such period), or on the Option’s expiration date, if earlier, and shall be exercisable during such three-month period only with respect to the number of Shares which the Optionee was entitled to purchase on the day preceding the day on which the Optionee ceased to be a director.

(b)    If the Optionee ceases to be a director of the Company because of removal for Cause, the Option shall terminate on the date of the Optionee’s removal.

(c)    In the event of the Optionee’s death or Disability while a director of the Company, or the Optionee’s death within three months after the Optionee ceases to be a director (other than by reason of removal for Cause), the Option shall terminate upon the earlier to occur of (1) 12 months after the date of the Optionee’s death or Disability, or (2) the Option’s expiration date. The Option shall be exercisable during such period after the Optionee’s death or Disability with respect to the number of Shares as to which the Option shall have been exercisable on the date preceding the Optionee’s death or Disability, as the case may be.

4.3    Restrictions on Transferability of Options.    During the lifetime of the Optionee, each Option shall be exercisable only by the Optionee and is non-transferable and will not be subject in any manner to sale, transfer, alienation, pledge, encumbrance or charge; provided, however, that in the event a Non-Employee Director eligible to receive an Option was nominated to or chosen to serve on the Board pursuant to an arrangement between the Company and another Person, such Non-Employee Director may, upon notice in writing to the Board, direct the initial issuance of the Option (and any subsequent issuances of any Option) to such other Person (irrespective of Section 4.1) or transfer his Option to such other Person (following an issuance or transfer under such circumstances, such other Person shall be a “Permitted Transferee”). In addition, upon the death of the Optionee, such Optionee’s Options shall be transferable to his beneficiaries or his estate (such beneficiary or estate shall also be referred to herein as a “Permitted Transferee”). Following such issuance or transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan (excluding Section 4.2) the term “Optionee” shall be deemed to refer to the Permitted Transferee. The provisions of Section 4.2 concerning the termination of an Option shall continue to apply following any issuance or transfer permitted by this Section 4.3 based on the status of the original Optionee. Accordingly, any such Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Option Agreement or this Plan.

4.4    Option Agreement.    Each Option shall be evidenced by an Option Agreement which shall set forth the number of Shares for which the Option was granted, the provisions set forth in this Article 4 relating to the Option and such other terms and conditions consistent with the Plan.

4.5    Exercise of Options.    Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Non-Employee Director. Except as provided in Section 4.1(c), however, in no event may any Option become exercisable within six months of the date of grant in the case of any Non-Employee Director subject to Section 16(b) of the Exchange Act. Options shall be exercised, in whole or in part, by delivery to the Company’s principal office of a written notice of exercise, to the attention of Corporate Secretary, no less than three (3) business days in advance of the effective date of the proposed exercise (the “Exercise Date”), setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes. Applicable withholding taxes shall be calculated based on the Option Spread for each Share specified in the notice of exercise as of the Exercise Date. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Company.

4.6    Payment of Option Exercise Price.    The Option Exercise Price for Shares as to which an Option, or portion thereof, is exercised shall be paid to the Company in full at the time of exercise either (a) in cash or other cash equivalent acceptable to the Company, (b) by tendering Shares, if permitted by the Committee, having a Fair Market Value (determined as of the close of the business day immediately preceding the day on which the Option is exercised) equal to the Option Exercise Price (provided, however, that in the case of a Non-Employee Director subject to Section 16(b) of the Exchange Act, such Shares have been held by the Non-Employee Director for at least six months prior to their tender), (c) a combination of (a) and (b) or any other reasonable consideration that the Committee may deem appropriate, or (d) pursuant to the cashless exercise provision set forth in Section 4.5.

ARTICLE 5.    ADMINISTRATION

5.1    The Committee.    The Plan is designed to operate automatically and not require any significant administration. To the extent administration is required, the Plan shall be administered by the Committee. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of the majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. No discretion concerning decisions under the Plan shall be afforded to a person who is not a “disinterested person.” To the extent required by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority hereunder.

5.2    Section 16 Compliance.    It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

ARTICLE 6.    ADJUSTMENTS UPON CHANGE IN CAPITALIZATION

Notwithstanding the limitations set forth in Article 3, in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Company affecting the Shares, the Committee shall in its absolute discretion, subject to any required action by the shareholders of the Company, make an appropriate and equitable adjustment in the maximum number of Shares available under the Plan or to any one individual and in the number, class and the Option Exercise Price of Shares subject to Options granted under the Plan to prevent dilution or enlargement of the rights of Non-Employee Directors under the Plan and outstanding Options; and further provided, that the number of Shares subject to any Option shall always be a whole number.

ARTICLE 7.    AMENDMENTS AND DISCONTINUANCE

7.1    In General.    Except as provided in Section 7.2, the Board may discontinue, amend, modify or terminate the Plan at any time.

7.2    Section 16(b) Compliance.    To the extent required to meet the conditions for exemption from Section 16(b) of the Exchange Act or the requirements of any national securities exchange or system on which the Shares are then listed or reported or a regulatory body having jurisdiction with respect thereto, without the approval of the stockholders of the Company, no amendment, modification or termination may:

(a)    materially increase the benefits accruing to Non-Employee Directors under the Plan;

(b)    increase the total number of Shares which may be issued under the Plan, except as provided in Article 6;

(c)    materially modify the eligibility requirements to receive an Option under the Plan; or

(d)    reduce the Option Exercise Price by repricing or replacing such Option.

7.3    Awards Previously Granted.    No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option without the written consent of the Optionee holding such Option. Notwithstanding the foregoing, however, the Company may terminate any outstanding Option(s), in which case the Company, in full consideration for such termination, shall pay with respect to any Option, or portion thereof, so terminated, an amount equal to the Black-Scholes value of such Option, or portion thereof, determined based on the assumptions used for purposes of the Company’s then most recent proxy statement or, if not so used based on assumptions determined by the Committee. Such payment shall be made as soon as practicable after the payment amounts are determined.

ARTICLE 8.    EFFECTIVE DATE AND TERMINATION OF THE PLAN

8.1    Effective Date.    The Plan was initially adopted by the Board of Directors on May 21, 2001; no grants may be made under the Plan after the tenth anniversary of such date. The amendments to this Plan adopted by the Board of Directors on March 19, 2004 are subject to stockholder approval at the 2004 Annual Meeting of Shareholders.

8.2    Termination Date.    The Plan shall terminate on the earliest to occur of (1) the date when all of the Shares available under the Plan shall have been acquired through the exercise of Options granted under the Plan; (2) 10 years after the date of adoption of the Plan by the Board; or (3) such earlier date as the Board may determine.

ARTICLE 9.    NO RIGHT TO RE-ELECTION

Neither the Plan, nor any action taken under the Plan, shall be construed as conferring upon a Non-Employee Director any right to continue as a director of the Company, to be renominated by the Board or re-elected by the stockholders of the Company.

ARTICLE 10.    INDEMNIFICATION; DECISIONS BINDING

10.1    Indemnification.    No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

10.2    Determinations of the Committee.    Any grant, determination, prescription or other act of the Committee made in good faith shall be final and conclusively binding upon all persons.

ARTICLE 11.    GOVERNING LAW

The provisions of the Plan and all agreements under the Plan shall be construed, administered and enforced according to the laws of the State of Delaware without regard to its conflict of laws rules.

PROXY

[KINDRED HEALTHCARE LOGO]

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET, LOUISVILLE, KENTUCKY 40202-2412

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 18, 2004

The undersigned hereby appoints Richard A. Lechleiter, Senior Vice President and Chief Financial Officer and Richard E. Chapman, Chief Administrative and Information Officer and Senior Vice President, or either of them, with full power of substitution, as the true and lawful attorneys and proxies to vote, as indicated on the reverse hereof, all shares of Common Stock of Kindred Healthcare, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of shareholders to be held at the Company’s offices, 680 South Fourth Street, Louisville, Kentucky 40202-2412, on Tuesday, May 18, 2004, at 10:00 a.m. (EDT) or at any adjournments thereof, with all the powers the undersigned would possess if then and there personally present, upon the matters described in the notice of annual meeting of shareholders and proxy statement, dated March 29, 2004, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment. The proposals set forth on the reverse hereof are proposed by the Company.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

SEE REVERSE SIDE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS BELOW.

The Board of Directors recommends a vote FOR the following proposals:

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: Edward L. Kuntz, Thomas P. Cooper, M.D., Paul J. Diaz, Michael J. Embler, Garry N. Garrison, Isaac Kaufman, John H. Klein and Eddy J. Rogers, Jr.

INSTRUCTION:  To withhold authority to vote for any individual nominee strike a line through the nominee’s name above.

2.	PROPOSAL TO APPROVE THE KINDRED HEALTHCARE, INC. 2001 STOCK INCENTIVE PLAN, AMENDED AND RESTATED

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	PROPOSAL TO APPROVE THE KINDRED HEALTHCARE, INC. 2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, AMENDED AND RESTATED

FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

☐ MARK HERE IF YOU PLAN TO ATTEND THE MEETING

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SIGNATURE:

SIGNATURE:

DATE: